FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO.: 333-129844

LB-UBS COMMERCIAL MORTGAGE
TRUST 2006-C7

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2006-C7

Classes A-1, A-2, A-AB, A-3, A-1A, X-CP, A-M, A-J, B, C, D, E and F

$2,846,028,000 (APPROXIMATE TOTAL PRINCIPAL BALANCE)

KEYBANC CAPITAL MARKETS

Co-Manager

LEHMAN BROTHERS

Co-Lead Manager

UBS GLOBAL ASSET MANAGEMENT

Co-Lead Manager

CITIGROUP GLOBAL MARKETS INC.

Co-Manager

THE DATE OF THIS FREE WRITING PROSPECTUS IS NOVEMBER 13, 2006

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-129844) for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.  Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS MAY BE AMENDED AND/OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THE INFORMATION IN THIS FREE WRITING PROSPECTUS SUPERSEDES THE INFORMATION IN ANY PRIOR VERSIONS HEREOF AND WILL BE SUPERSEDED BY THE INFORMATION IN ANY SUBSEQUENT FREE WRITING PROSPECTUSES CONVEYED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE OFFERED CERTIFICATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE OFFERED CERTIFICATES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS AND THE OFFER OR SALE OF THE OFFERED CERTIFICATES MAY BE RESTRICTED BY LAW IN CERTAIN JURISDICTIONS. PERSONS INTO WHOSE POSSESSION THIS FREE WRITING PROSPECTUS OR ANY OF THE OFFERED CERTIFICATES COME MUST INFORM THEMSELVES ABOUT, AND OBSERVE, ANY SUCH RESTRICTIONS. EACH PROSPECTIVE PURCHASER OF THE OFFERED CERTIFICATES MUST COMPLY WITH ALL APPLICABLE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION IN WHICH IT PURCHASES, OFFERS OR SELLS THE OFFERED CERTIFICATES OR POSSESSES OR DISTRIBUTES THIS FREE WRITING PROSPECTUS AND MUST OBTAIN ANY CONSENT, APPROVAL OR PERMISSION REQUIRED BY IT FOR THE PURCHASE, OFFER OR SALE BY IT OF THE OFFERED CERTIFICATES UNDER THE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION TO WHICH IT IS SUBJECT OR IN WHICH IT MAKES SUCH PURCHASES, OFFERS OR SALES, AND NEITHER THE ISSUER NOR ANY OF THE UNDERWRITERS HAVE ANY RESPONSIBILITY WITH RESPECT THERETO. THIS FREE WRITING PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PAYMENTS OR YIELD INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM THE INFORMATION PROVIDED HEREIN. THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR OR SOLICIT INVESTMENT BANKING BUSINESS FROM ANY COMPANY NAMED IN THE INFORMATION HEREIN. THE UNDERWRITERS AND/OR THEIR EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR SECURITY DISCUSSED HEREIN.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES OR LANGUAGE THAT MAY APPEAR IN THE TEXT OF, AT THE BOTTOM OF, OR ATTACHED TO, AN EMAIL COMMUNICATION TO WHICH THIS MATERIAL MAY HAVE BEEN ATTACHED, THAT ARE SUBSTANTANTIVELY SIMILAR TO OR IN THE NATURE OF THE FOLLOWING DISCLAIMERS, STATEMENTS OR LANGUAGE, ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED: (I) DISCLAIMERS REGARDING ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR RESTRICTIONS AS TO RELIANCE ON THE INFORMATION CONTAINED HEREIN BY INVESTORS; (II) DISCLAIMERS OF RESPONSIBILITY OR LIABILITY; (III) STATEMENTS REQUIRING INVESTORS TO READ OR ACKNOWLEDGE THAT THEY HAVE READ OR UNDERSTAND THE REGISTRATION STATEMENT OR ANY DISCLAIMERS OR LEGENDS; (IV) LANGUAGE INDICATING THAT THIS COMMUNICATION IS NEITHER A PROSPECTUS NOR AN OFFER TO SELL OR A SOLICITATION OR AN OFFER TO BUY; (V) STATEMENTS THAT THIS INFORMATION IS PRIVILEGED, CONFIDENTIAL OR OTHERWISE RESTRICTED AS TO USE OR RELIANCE; AND (VI) A LEGEND THAT INFORMATION CONTAINED IN THESE MATERIALS WILL BE SUPERSEDED OR CHANGED BY THE FINAL PROSPECTUS, IF THE FINAL PROSPECTUS IS NOT DELIVERED UNTIL AFTER THE DATE OF THE CONTRACT FOR SALE. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

NOTICE TO RESIDENTS OF KOREA

THE SECURITIES TO WHICH THESE MATERIALS RELATE (THE “SUBJECT SECURITIES”) HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES AND EXCHANGE ACT OF KOREA AND NONE OF THE SUBJECT SECURITIES MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF KOREA OR TO ANY PERSONS FOR THE REOFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF KOREA, EXCEPT PURSUANT TO APPLICABLE LAWS AND REGULATIONS OF KOREA. NONE OF LEHMAN BROTHERS INC. OR UBS SECURITIES LLC OR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THESE MATERIALS OR OF THE SUBJECT SECURITIES TO ACQUIRE THE SUBJECT SECURITIES UNDER THE LAWS OF KOREA, INCLUDING, WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION REGULATIONS OF KOREA. IN ADDITION, ANY RECIPIENT OR PURCHASER OF THE SUBJECT SECURITIES REPRESENTS THAT IT IS PURCHASING OR ACQUIRING THE SUBJECT SECURITIES AS PRINCIPAL FOR ITS OWN ACCOUNT. FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE SUBJECT SECURITIES, NEITHER THE HOLDER OF THE SUBJECT SECURITIES NOR ANY RESIDENT OF KOREA MAY TRANSFER THE SUBJECT SECURITIES IN KOREA OR TO ANY RESIDENT OF KOREA UNLESS SUCH TRANSFER INVOLVES ALL OF THE SUBJECT SECURITIES HELD BY IT. ALSO, FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE SUBJECT SECURITIES, THE FACE AMOUNT OF EACH CERTIFICATE REPRESENTING THE SUBJECT SECURITIES HELD BY A RESIDENT OF KOREA SHALL NOT BE SUBDIVIDED INTO MORE THAN ONE SUCH CERTIFICATE REPRESENTING THE SUBJECT SECURITIES. FURTHERMORE, THE PURCHASER OF THE SUBJECT SECURITIES SHALL COMPLY WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING BUT NOT LIMITED TO REQUIREMENTS UNDER THE FOREIGN EXCHANGE TRANSACTION LAWS) IN CONNECTION WITH THE PURCHASE OF THE SUBJECT SECURITIES. FOR THE AVOIDANCE OF DOUBT, IT IS THE SOLE RESPONSIBILITY OF THE RECIPIENT OR PURCHASER OF THE SUBJECT SECURITIES TO DETERMINE WHETHER SUCH RECIPIENT OR PURCHASER IS ELIGIBLE FOR THE ACQUISITION OF THE SUBJECT SECURITIES UNDER APPLICABLE LAWS AND REGULATIONS OF KOREA, AND WHETHER SUCH RECIPIENT OR PURCHASER WILL HAVE COMPLIED WITH ALL APPLICABLE KOREAN LEGAL AND REGULATORY REQUIREMENTS IN CONNECTION WITH THE PURCHASE OF THE SUBJECT SECURITIES.

NOTICE TO RESIDENTS OF GERMANY

EACH OF THE UNDERWRITERS HAS CONFIRMED THAT IT IS AWARE THAT NO GERMAN SALES PROSPECTUS (VERKAUFSPROSPEKT) HAS BEEN OR WILL BE PUBLISHED IN RESPECT OF THE OFFERING OF THE LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C7, COMMERCIAL MORTGAGE PASS- THROUGH CERTIFICATES, SERIES 2006-C7 (THE “CERTIFICATES”) AND EACH OF THE UNDERWRITERS HAS REPRESENTED AND AGREED THAT IT WILL COMPLY WITH THE GERMAN SECURITIES SALES PROSPECTUS ACT (WERTPAPIER – VERKAUFSPROSPEKTGESETZ) OR ANY OTHER LAWS APPLICABLE IN GERMANY GOVERNING THE ISSUE, OFFERING AND SALE OF THE CERTIFICATES. IN PARTICULAR, EACH UNDERWRITER HAS UNDERTAKEN NOT TO ENGAGE IN A PUBLIC OFFERING (OFFENTLICHES ANGEBOT) IN GERMANY WITH RESPECT TO ANY OF THE CERTIFICATES OTHERWISE THAN IN ACCORDANCE WITH THE GERMAN SECURITIES SALES PROSPECTUS ACT AND ANY OTHER ACT REPLACING OR SUPPLEMENTING IT AND ALL OTHER APPLICABLE LAWS AND REGULATIONS. NO CERTIFICATES PURCHASED BY ANY PERSON THAT WISHES TO OFFER THEM FOR SALE OR RESALE MAY BE OFFERED IN ANY JURISDICTION IN CIRCUMSTANCES WHICH WOULD RESULT IN THE DEPOSITOR BEING OBLIGATED TO REGISTER ANY FURTHER PROSPECTUS OR CORRESPONDING DOCUMENT RELATING TO THE CERTIFICATES IN SUCH JURISDICTION.

Table of Contents

I.

Transaction Highlights

II.

Structural Highlights

III.

Collateral Pool Highlights

IV.

Investment Grade and Significant Mortgage Loans

V.

Investor Reporting

VI.

Timeline

Transaction Highlights

Transaction Highlights

Transaction Highlights

1

THIS FREE WRITING PROSPECTUS CONTAINS SELECTED SUMMARY INFORMATION REGARDING THE OFFERED CERTIFICATES IDENTIFIED BELOW AND RELATED MATTERS. THIS OFFERING PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION YOU NEED TO CONSIDER IN MAKING AN INVESTMENT DECISION. THE DEPOSITOR AS IDENTIFIED BELOW HAS FILED A REGISTRATION STATEMENT, INCLUDING A PROSPECTUS DATED NOVEMBER 13, 2006 (THE “BASE PROSPECTUS”), WITH THE SEC (SEC FILE NO. 33-129844) FOR THE OFFERING TO WHICH THIS FREE WRITING PROSPECTUS RELATES. IN ADDITION, THE DEPOSITOR WILL PREPARE ANOTHER MORE DETAILED FREE WRITING PROSPECTUS TO BE DATED APPROXIMATELY NOVEMBER 13, 2006 (THE “OFFERING PROSPECTUS”) THAT RELATES TO THE OFFERED CERTIFICATES, REFERS TO ITSELF THEREIN AS THE OFFERING PROSPECTUS AND IS ACCOMPANIED BY THE BASE PROSPECTUS. YOU SHOULD READ CAREFULLY THE OFFERING PROSPECTUS AND THE BASE PROSPECTUS IN FULL. CAPITALIZED TERMS USED IN THIS FREE WRITING PROSPECTUS BUT NOT OTHERWISE DEFINED HEREIN WILL HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THOSE TERMS IN THE GLOSSARY TO THE OFFERING PROSPECTUS. A COPY OF THE OFFERING PROSPECTUS CAN BE OBTAINED BY CONTACTING JUSTIN DRISCOLL AT 212-526-1793.

Issuing Entity:

LB-UBS Commercial Mortgage Trust 2006-C7 (the “Trust”).

Series and Class Designation:

Commercial Mortgage Pass-Through Certificates, Series 2006-C7 (the “Certificates”), to be issued in multiple classes (each, a “Class”). The Certificates will include the Class A-1, A-2, A-AB, A-3, A- 1A, X-CP, X-CL, X-W, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T, R-I, R-II, R-III and V Certificates. The Certificates will evidence the entire beneficial ownership of the assets of the Trust (such assets, collectively, the “Trust Fund”).

Offered Certificates:

The Offered Certificates will consist of the Class A-1, A-2, A-AB, A-3, A-1A, X-CP, A-M, A-J, B, C, D, E and F Certificates.  The Offered Certificates are the only securities offered by the Offering Prospectus and these materials.  The Offered Certificates will have an initial total principal balance of approximately $2,846,028,000.

Transaction Highlights

Transaction Highlights

2

Non-Offered Certificates:

The Non-Offered Certificates will include the Class X-CL, X-W, G, H, J, K, L, M, N, P, Q, S, T, R-I, R-II, R-III and V Certificates.  The Non-Offered Certificates will either be retained by the Depositor or transferred in transactions that do not require registration under the Securities Act of 1933, as amended.  The Non-Offered Certificates will have an initial total principal balance of approximately $173,630,539.

The Offering Prospectus does not reflect the Class X-W Certificates, which are part of an alternative proposed structure.  Accordingly, the total notional amounts of the Class X-CP and Class X-CL Certificates shown in these materials are smaller than those shown in the Offering Prospectus.

Mortgage Pool:

The primary asset of the Trust Fund will be a segregated pool (the “Mortgage Pool”) of approximately 184 mortgage loans (the “Mortgage Loans”) that back the Offered Certificates and that have a total Cut-Off Date Balance (an “Initial Mortgage Pool Balance”) of approximately $3,019,658,540, subject to a variance of plus or minus 5%.  The “Cut-Off Date Balance” of each Mortgage Loan will equal the unpaid principal balance of that Mortgage Loan as of the Cut-Off Date after application of all payments of principal due on or before that date, whether or not received.

For purposes of calculating certain distributions on certain Classes of the Certificates, the Mortgage Pool will be divided into the following two (2) loan groups (each, a “Loan Group”):

1.

“Loan Group 1” which will consist of 141 Mortgage Loans that will be secured by a variety of property types and that will have an aggregate Cut-Off Date Balance (the “Initial Loan Group 1 Balance”) of approximately $2,592,035,525, representing 85.8% of the Initial Mortgage Pool Balance; and

2.

“Loan Group 2” which will consist of 43 Mortgage Loans that will be secured by solely multifamily and mobile home park property types and that will have an aggregate Cut-Off Date Balance (the “Initial Loan Group 2 Balance”) of approximately $427,623,015, representing 14.2% of the Initial Mortgage Pool Balance.

Transaction Highlights

3

Transaction Highlights

Co-Lead Manager/Sole Book Runner:

Lehman Brothers Inc.

Co-Lead Manager:

UBS Global Asset Management (US) Inc.

Co-Manager:

Keybanc Capital Markets, a division of McDonald Investments Inc., and Citigroup Global Markets Inc.

Rating Agencies:

Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), and Fitch Ratings, Inc. (“Fitch”).

Depositor:

Structured Asset Securities Corporation II.

Sponsors:

Lehman Brothers Holdings Inc. (“LBHI”), UBS Real Estate Investments Inc. (“UBSREI”) and KeyBank National Association (“KeyBank”).

Trustee:

LaSalle Bank National Association.

Master Servicer:

Wachovia Bank, National Association.

Special Servicer:

Lennar Partners, Inc.

Cut-Off Date:

Individually or collectively, November 13, 2006 or in the case of each mortgage loan originated after November 13, 2006, the related date of origination.

Determination Date:

11th day of each month or, if such day is not a business day, then the following business day.

Distribution Date:

4th business day after the Determination Date of each month, commencing in December 2006.

Transaction Highlights

4

Transaction Highlights

Interest Accrual Period:

With respect to any Distribution Date, the period commencing on the 11th day of the month preceding the month in which that Distribution Date occurs and ending on the 10th day of the month in which that Distribution Date occurs.

ERISA:

The Depositor anticipates that, subject to satisfaction of the conditions referred to under “ERISA Considerations” in the Offering Prospectus, retirement plans and other employee benefit plans and arrangements subject to (a) Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (b) section 4975 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), will be able to invest in the Offered Certificates without giving rise to a prohibited transaction.  This is based upon an individual prohibited transaction exemption granted to a predecessor to Lehman Brothers Inc. by the U.S. Department of Labor.

Tax:

The Offered Certificates will evidence regular interests in, and generally be treated as debt obligations of, a real estate mortgage investment conduit (a “REMIC”) under the applicable provisions of the Internal Revenue Code.

SMMEA:

The Offered Certificates will not be mortgage related securities within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

Transaction Highlights

Transaction Highlights

___________________________

1.

Increments of $1 thereafter.

5

Settlement:

Through the book-entry facilities of The Depository Trust Company (“DTC”) in the case of all Offered Certificates.

Denominations:

Class

Bloomberg:

It is expected that cash flows will be modeled on Bloomberg.

Minimum Denomination(1)

Classes A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E and F

$10,000

Class X-CP

$250,000

Lehman Brothers CMBS Index:

It is expected that the Offered Certificates will be included in the Lehman Brothers CMBS Index.

Structural Highlights

Class X-CP(5)

Structural Highlights

Offered Certificates(6)

Structural Highlights

___________________________

1.

Includes a mortgage loan secured by the following multifamily property: 504 Esplanade Apartments.

2.

Excludes a mortgage loan secured by the following multifamily property: 504 Esplanade Apartments.

3.

100% of all scheduled and unscheduled payments of principal received with respect to the Mortgage Loans constituting Loan Group 1 will generally be applied to make distributions of principal to the Class A-1, A-2, A-AB and A-3 certificates prior to being applied to make any distributions of principal to the Class A-1A certificates, unless and until Classes A-M through T have all been reduced to zero, in which case distributions of principal on Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-1A will be pro rata.

4.

100% of all scheduled and unscheduled payments of principal received with respect to the Mortgage Loans constituting Loan Group 2 will generally be applied to make distributions of principal to the Class A-1A certificates prior to being applied to make any distributions of principal to the Class A-1, A-2, A-AB and A-3 certificates, unless and until Classes A-M through T have all been reduced to zero, in which case distributions of principal on Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-1A will be pro rata.

5.

The Class X-CP certificates accrue interest at the weighted average of certain strip rates on a notional amount that will initially equal specified portions of the respective principal balances of the Class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G and H Certificates.

6.

The foregoing table is not drawn to reflect the relative sizes of classes.

100%

100%

6

Loan Group 1(1)
 Approximately $2.59 billion
Commercial and Multifamily Loans

Loan Group 2(2)
Approximately $427.6 million
Multifamily Loans

Class A-1(3)

Class A-2(3)

Class A-AB(3)

Class A-3(3)

Class A-1A(4)

Class A-M

Class A-J

Class B

Class C

Class D

Class F

Class E

___________________________

See footnotes on next page

Structural Highlights

Bond Structure

Structural Highlights

Class

Approx. Initial Total

Principal Balance or

Notional

Amount ($)

Ratings

(

S&P

/

Fitch

)

Approx

imate

Credit

Support

(3)

Pass

-

Through Rate

Description

Wtd. Avg. Life

(ye

ars)

(8)

Principal Window

(8)

Offered Certificates

A

-

1

$40,000,000

AAA/AAA

30.000%

(4)

T

BD

(5)

3.19

12/

20

06

–

08/

2011

A

-

2

$624,000,000

AAA/AAA

30.000%

(4)

TBD

(5)

4.89

08/

20

11

–

11/2011

A

-

AB

$54,000,000

AAA/AAA

30.000%

(4)

TBD

(5)

7.12

11/

20

11

–

12/2015

A

-

3

$968,137,000

AAA/AAA

30.000%

(4)

TBD

(5)

9.77

12/

20

15

–

10/2016

A

-

1A

$427,623,000

AAA/

AAA

30.000%

(4)

TBD

(5)

8.39

12/

20

06

–

10/2016

A

-

M

$301,966,000

AAA/AAA

20.000%

TBD

(5)

9.86

10/

20

16

–

10/2016

A

-

J

$294,417,000

AAA/AAA

10.250%

TBD

(5)

9.89

10/

20

16

–

11/2016

B

$22,647,000

AA+/AA+

9.500%

TBD

(5)

9.94

11/

20

16

–

11/2016

C

$30,197,000

AA/AA

8.500%

TBD

(5)

9.94

11/

20

16

–

11/2016

D

$30,197,000

AA-/AA-

7.500%

TBD

(5)

9.94

11/

20

16

–

11/2016

E

$26,422,000

A+/A+

6.625%

TBD

(5)

9.94

11/

20

16

–

11/2016

F

$26,422,000

A/A

5.750%

TBD

(5)

9.94

11/

20

16

–

11/2016

X

-

CP

$1,426,866,000

(2)

AAA/

AAA

N/A

Variable IO

(6)

5.32

(9)

11/2007

–

11/2013

(10)

Non

-

Offered Certificates

(1)

X

-

CL

$1,509,829,269

(2)

AAA/

AAA

N/A

Variable IO

(6)

8.52

(9)

12/2006

–

11/2021

(10)

X

-

W

$1,509,829,269

(2)

AAA/AAA

N/A

Variable IO

(6)

8.52

(9)

12/2006

–

11/2021

(10)

G

$26,422,000

A

-

/

A

-

4.875%

TBD

(5)

9.94

11/2016

–

11/2016

H

$30,196,000

BBB+/BBB+

3.875%

TBD

(5)

9.94

11/2016

–

11/2016

J

$26,422,000

BBB/

BBB

3.000%

TBD

(5)

9.94

11/2016

–

11/2016

K

$26,422,000

BBB

-

/

BBB

-

2.125%

TBD

(5)

9.94

11/2016

–

11/2016

L

$7,549,000

BB+/BB+

1.875%

Fixed Rate

(7)

9.94

1

1/

20

16

–

11/2016

M

$3,775,000

BB/BB

1.750%

Fixed Rate

(7)

9.94

11/

20

16

–

11/2016

N

$11,324,000

BB

-

/BB

-

1.375%

Fixed Rate

(7)

9.94

11/

20

16

–

11/2016

P

$3,774,000

B+/B+

1.250%

Fixed Rate

(7)

9.94

11/

20

16

–

11/2016

Q

$3,775,000

B/

B

1.125%

Fixed Rate

(7)

9.94

11/

20

16

–

11/2016

S

$3,774,000

B

-

/

B

-

1.000%

Fixed Rate

(7)

10.48

11/

20

16

–

08/2018

T

$30,197,539

NR/NR

N/A

Fixed Rate

(7)

14.70

08/

2018

–

11/2016

7

Structural Highlights

Bond Structure (cont.)

___________________________

1.

The Non-Offered Certificates are not offered by this Free Writing Prospectus, the Offering Prospectus or the Base Prospectus. The Non-Offered Certificates also include the Class R-I, R-II, R-III and V Certificates, which are not shown in the foregoing table and do not have principal balances, notional amounts or pass-through rates.

2.

Represents total notional amount which is to be determined.  The total notional amount of the Class X-CP Certificates will initially equal specified portions of the Class A-1, A-2, A-AB, A-3, A-M, A-J, B, C, D, E, F, G and H Certificates.  The total notional amounts of the Class X-CL and X-W Certificates will, in the case of each of those Classes, equal specified portions of the Class A-1, A-2, A-AB, A-3, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T Certificates.  The Class X-CP, X-CL and X-W Certificates do not have principal balances. See “Description of the Offered Certificates—General” in the Offering Prospectus.

3.

Represents the total principal balance of all more subordinate Classes of Certificates shown in the table on the preceding page, expressed as a percentage of the Initial Mortgage Pool Balance.

4.

Presented on an aggregate basis for the Class A-1, A-2, A-AB, A-3 and A-1A Certificates.

5.

To be determined. The applicable pass-through rate could be any of the following: (a) a specified fixed rate; (b) the Pool WAC (as defined below); (c) the Pool WAC minus a specified percentage; and (d) the lesser of (i) the Pool WAC and (ii) a specified fixed rate. See “Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates” in the Offering Prospectus.

6.

The Class X-CP, X-CL and X-W Certificates accrue interest on their respective notional amounts at the weighted average of certain strip rates. See “Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates” in the Offering Prospectus.

7.

For any Distribution Date, if the weighted average of certain net interest rates on the Mortgage Loans comprising the Mortgage Pool (“Pool WAC”) is less than a specified fixed rate for the subject Class, then the applicable pass-through rate in effect for that Class will equal Pool WAC. See “Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates” in the Offering Prospectus.

8.

Calculated, assuming among other things, 0% CPR (except that all ARD Loans pay in full on their respective anticipated repayment dates) and no defaults or losses. Also based on Modeling Assumptions set forth in glossary to the Offering Prospectus. Any deviation from these assumptions can result in a different (and, possibly, a materially different) weighted average life and/or principal window for any Class of Certificates. No representation is made as to the reasonableness of these assumptions.

9.

Represents the weighted average life of each dollar reduction in notional amount.

10.

Represents period over which the notional amount will be reduced to zero.

8

Structural Highlights

Structural Highlights

9

Structural Highlights

General Distribution Matters:

The Class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T Certificates (collectively, the “Principal Balance Certificates”) are the only Classes of Certificates with principal balances and, accordingly, the only Classes of Certificates that entitle holders to payments of principal.  The Class X-CP, X-CL and X-W Certificates (collectively, the “Interest Only Certificates”) do not have principal balances but do have notional amounts for purposes of the accrual of interest.  The Principal Balance Certificates and the Interest Only Certificates (collectively, the “Regular Certificates”) have pass-through rates and accrue interest.  The Class R-I, R-II and R-III Certificates, which are residual interest certificates, do not have principal balances, notional amounts or pass-through rates and are not expected to receive any material distributions.  The Class V Certificates entitle holders to certain additional interest accrued and collected on any ARD Loan that remains outstanding past its anticipated repayment date.

Senior/Subordinate Structure:

The respective Classes of the Regular Certificates will entitle holders to varying degrees of seniority for purposes of—

In connection therewith:  (a) the Class A-1, A-2, A-AB, A-3, A-1A, X-CP, X-CL and X-W Certificates (collectively, the “Senior Certificates”) will be the most senior Classes of the Certificates; (b) after the Senior Certificates, the Class A-M Certificates will be the next most senior Class of the Certificates; (c) after the Senior Certificates and Class A-M Certificates, the Class A-J Certificates will be the next most senior Class of the Certificates; and (d) thereafter, the Class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T Certificates will, in the case of each of those Classes, be senior to each other such Class, if any, with a later alphabetic Class designation.

receiving payments of interest and, if and when applicable, payments of principal, and bearing the effects of losses on the Mortgage Loans, as well as default-related and other unanticipated expenses of the Trust.

Structural Highlights

Structural Highlights

10

Sequential Pay Structure:

Distributions of principal and/or interest with respect to the respective Classes of Regular Certificates will be made in a generally sequential order reflecting the relative seniority of those Classes.  In connection therewith, collections and advances on the Mortgage Loans that are available to make those distributions on any given Distribution Date will be applied (with some considerations given to whether the available funds came from Loan Group 1 or Loan Group 2):  (a) first, to make distributions of interest with respect to the A-1, A-2, A-AB, A-3, A-1A, X-CP, X-CL and X-W Classes on a pro rata basis in accordance with the respective amounts of interest payable thereon; (b) second, to make distributions of principal with respect to the A-1, A-2, A-AB, A-3 and/or A-1A Classes in a manner consistent with the discussion under “—Principal Distributions” below; and (c)  thereafter, to make distributions of interest and, consistent with the discussion under “—Principal Distributions” below, provided that all more senior Classes of Principal Balance Certificates have been retired, distributions of principal sequentially with respect to the remaining Classes of Principal Balance Certificates from the most senior, starting with the A-M Class, to the most subordinate, ending with the T Class.  See “Description of the Offered Certificates—Payments—Priority of Payments” in the Offering Prospectus.

Interest Distributions:

Each Class of Offered Certificates will be entitled, on each Distribution Date, subject to available funds and the payment priorities described above, to interest accrued during the related Interest Accrual Period at the applicable pass-through rate on the total principal balance or total notional amount, as applicable, of that Class outstanding immediately prior to that Distribution Date, together with any unpaid interest with respect to that Class from any prior Distribution Dates.  Interest on the Offered Certificates will be calculated on the basis of a 360-day year assumed to consist of twelve 30-day months.  Distributions of interest with respect to the Offered Certificates may be reduced in connection with certain interest shortfalls arising out of prepayments on the Mortgage Loans.  See “Description of the Offered Certificates—Payments—Payments of Interest” in the Offering Prospectus.

Structural Highlights

Structural Highlights

11

Principal Distributions:

Subject to available funds and the payment priorities described above, the holders of each Class of Offered Certificates, other than the Class X-CP Certificates, will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular Class.

The Trustee is required to make distributions of principal to the holders of the various Classes of Principal Balance Certificates in a specified sequential order, such that:

no payments of principal will be made to the holders of any of the Class G, H, J, K, L, M, N, P, Q, S and T Certificates until the total principal balance of the Offered Certificates (exclusive of the Class X-CP Certificates) is reduced to zero;

no payments of principal will be made to the holders of the Class A-M, A-J, B, C, D, E or F Certificates until, in the case of each Class of those Offered Certificates, the total principal balance of all more senior Classes of Offered Certificates (exclusive of the Class X-CP Certificates) is reduced to zero;

except as described in the paragraph following these bullets, no payments of principal allocable to Loan Group 1 will be made to the holders of the Class A-1A Certificates until the total principal balance of the Class A-1, A-2, A-AB and A-3 Certificates is reduced to zero, and no payments of principal allocable to Loan Group 2 will be made to the holders of the Class A-1, A-2, A-AB and A-3 Certificates until the total principal balance of the Class A-1A Certificates is reduced to zero;

on any given Distribution Date, except as described in the paragraph following these bullets, the total principal balance of the Class A-AB Certificates must be paid down to the applicable scheduled principal balance for that Class set forth on Annex F to the Offering Prospectus before any payments of principal are made with respect to the Class A-1, A-2 and/or A-3 Certificates; and

Structural Highlights

Structural Highlights

12

Principal Distributions (cont.):

except as described in the paragraph below, no payments of principal will be made to the holders of the Class A-3 Certificates until the total principal balance of the Class A-1, A-2 and A-AB Certificates is reduced to zero, no payments of principal will be made to the holders of the Class A-AB Certificates (other than as described in the immediately preceding bullet) until the total principal balance of the Class A-1 and A-2 Certificates is reduced to zero, and no payments of principal will be made to the holders of the Class A-2 Certificates until the total principal balance of the Class A-1 Certificates is reduced to zero.

Because of losses on the Mortgage Loans and/or default-related or other unanticipated expenses of the Trust, the total principal balance of the Class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T Certificates could be reduced to zero at a time when the Class A-1, A-2, A-AB, A-3 and A-1A Certificates, or any two or more Classes of those Senior Certificates, remain outstanding. If this occurs, and notwithstanding the discussion above, any payments of principal on the outstanding Class A-1, A-2, A-AB, A-3 and A-1A Certificates will be made among those Classes of Senior Certificates on a pro rata basis in accordance with their respective total principal balances.

In general, the maximum amount of principal to be distributed on any given Distribution Date with respect to the Principal Balance Certificates, subject to available funds, will equal the Total Principal Distribution Amount described in the glossary to the Offering Prospectus.  However, on the final Distribution Date, subject to available funds and the payment priorities described above, the holders of each Class of Principal Balance Certificates will be entitled to receive principal up to the remaining unpaid principal balance of those Certificates.

Losses:

Losses realized on the Mortgage Loans and certain default-related and other unanticipated expenses, if any, will be allocated to the T, S, Q, P, N, M, L, K, J, H, G, F, E, D, C, B, A-J and A-M Classes, in that order, in each case until the total principal balance of the subject Class is reduced to zero, and then to the A-1, A-2, A-AB, A-3 and A-1A Classes, on a pro rata basis in accordance with the respective total principal balances of those Classes.

Structural Highlights

Call Protection(1)(2)

Structural Highlights

Open Prepayment Period at End of Mortgage Loan

Number of

Mortgage

Loans

Percent of Initial Mortgage Pool

Balance

None

40

7.4%

1 Month

24

7.4%

2 Months

4

5.2

%

3 Months

9

3

59.8

%

4 Months

9

6.8%

6 Months

12

11.8

%

12 Months

1

1.4

%

60 Months

1

0.2%

Total:

18

4

100.0%

13

___________________________

See footnotes on next page.

Statistical Data

(3)

Mortgage Loans with Initial Lock-Out & Defeasance Period Thereafter

73.3

%

(4)

Mortgage Loans with Initial Lock-Out & Yield Maintenance Period Thereafter

5.3

%

(4)

Mortgage Loans with Initial Lock-Out & Yield Maintenance / Defeasance Thereafter

0.9

%

(4)

Mortgage Loans with Initial Lock-Out Followed by a Defeasance Period & Yield Maintenance or Defeasance Thereafter

6.0

%

(4)

Mortgage Loans Prepayable with Yield Maintenance

3.2

%

(4)

Mortgage Loans Prepayable with Yield Maintenance & Yield Maintenance / Defeasance Thereafter

11.3

%

(4)(5)

Weighted Average Remaining Lock-Out or Defeasance

99.8

months

(6)

Weighted Average Prepayment Open Period

3.2 months

(7)

Structural Highlights

Call Protection (cont.)

___________________________

1.

See “Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions” in the Offering Prospectus.

2.

Prepayments could occur in limited circumstances even during initial lockout period or lockout & defeasance period.

3.

As of the Cut-Off Date.

4.

Percent of Initial Mortgage Pool Balance.

5.

These mortgage loans may defease or prepay with yield maintenance after a period of yield maintenance.

6.

Excludes any period when borrower has the option, with respect to a particular Mortgage Loan, to either defease or prepay with yield maintenance.

7.

Prior to maturity/ARD.

14

Structural Highlights

Structural Highlights

Prepayment

Provisions

11/2006

11/2007

11/2008

  11/2009

11/2010

  11/2011

11/2012

11/2013

11/2014

11/2015

11/2015

Lock-Out/Def.

85.5%

85.5%

84.8%

80.0%

73.6%

88.2%

88.2%

88.2%

88.2%

87.1%

0.0

%

Yield Maint.

14.5%

14.5%

15.2%

20.0%

26.4%

11.5%

11.5%

11.5%

11.5%

11.4%

100.0

%

Sub

-

Total

100.0%

100.0%

100.0%

100.0%

100.0%

99.7%

99.7%

99.7%

99.7%

98.6%

100.0

%

>=5.0%

-

-

-

-

-

-

-

-

-

-

-

4.0%

-

-

-

-

-

-

-

-

-

-

-

3.0%

-

-

-

-

-

-

-

-

-

-

-

2.0%

-

-

-

-

-

-

-

-

-

-

-

1.0%

-

-

-

-

-

-

-

-

-

-

-

Open

-

-

-

-

-

0.3%

0.3%

0.3%

0.3%

1

.4%

-

Total

100.0%

100.0%

100.0%

100.0%

100.0%

100.0%

100.0%

100.0%

100.0%

100.0%

100.0%

Structural Highlights

15

___________________________

1.

Represents percentage of then outstanding principal balance of Mortgage Pool as of the date shown assuming, among other things, no prepayments, defaults or losses. The table was generated based on the Modeling Assumptions specified in the glossary to the Offering Prospectus.

Prepayment Provisions(1)

Collateral Pool Highlights

Collateral Pool Highlights

The Mortgage Pool includes four Mortgage Loans (representing 37.1% of the Initial Mortgage Pool Balance) that S&P and Fitch have confirmed have, in the context of their inclusion in the Trust, credit characteristics that are consistent with obligations rated investment grade (such four Mortgage Loans, the “Investment Grade Loans”).

As described under “Description of the Mortgage Pool—Loan Combinations” in the Offering Prospectus, six Mortgage Loans, representing 22.8% of the Initial Mortgage Pool Balance, are each part of a Loan Combination. A “Loan Combination” consists of two or more mortgage loans, only one of which will be included in the Trust, but all of which are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. Whenever there is a reference to a “Non-Trust Loan” in these materials, it is a reference to a mortgage loan that is part of a Loan Combination, but is not included in the Trust. A Non-Trust Loan may be senior, pari passu or subordinate in right of payment relative to the Mortgage Loan included in the same Loan Combination.

The structures of the 1211 Avenue of the Americas Loan Combination, the Extendicare Portfolio Loan Combination, the Reston Town Center Loan Combination and the Triangle Town Center Loan Combination are outlined on the following pages.

Summary of the pool composition is as follows:

Collateral Pool Highlights

Number of Loans

Total

Cut

-

Off Date

Balance

Percent of

Initial

Mortgage

Pool

Balance

Investment Grade Loans

4

$

1,121,500,000

37.1

%

Conduit Loans

18

0

$

1,898,158,540

62.9

%

Total:

18

4

$

3,019,658,540

100.0%

16

Pool Composition

The Loan Combination secured by the underlying mortgaged real property identified in the Offering Prospectus as 1211 Avenue of the Americas (that property, the “1211 Avenue of the Americas Mortgaged Property” and that Loan Combination, the “1211 Avenue of the Americas Loan Combination”) consists of (a) the 1211 Avenue of the Americas Mortgage Loan, which will be included in the Trust Fund and (b) a Non-Trust Loan (the “1211 Avenue of the Americas Pari Passu Non-Trust Loan”), which is evidenced by an A-1 note and is pari passu in right of payment with the 1211 Avenue of the Americas Mortgage Loan.

The holder of the 1211 Avenue of the Americas Mortgage Loan receives all payments with respect to the 1211 Avenue of the Americas Loan Combination on a pari passu basis with the holder of the 1211 Avenue of the Americas Pari Passu Non-Trust Loan.

The 1211 Avenue of the Americas Pari Passu Non-Trust Loan will not be included in the Trust Fund.

The 1211 Avenue of the Americas Loan Combination is subject to the terms of the Co-Lender Agreement.

Collateral Pool Highlights

Collateral Pool Highlights

1211 Avenue of the Americas Loan Combination

1211 Avenue of the
Americas

Loan Combination

($675.0m)

1211 Avenue of the Americas
Mortgage Loan
(A-2 Note)

($275.0m)

1211 Avenue of the Americas
Pari Passu Non-Trust Loan

(A-1 Note)

($400.0m)

LB-UBS 2006-C7 Trust

LB-UBS 2006-C6 Trust

17

Subject to the Discussion under “Description of the Mortgage Pool—Loan Combinations” and “The Series 2006 C7 Pooling and Servicing Agreement—The Series 2006 C7 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders,” in the Offering Prospectus, the holder of the 1211 Avenue of the Americas Mortgage Loan and the holder of the 1211 Avenue of the Americas Pari Passu Non-Trust Loan, acting jointly (directly or through representatives, which representative, in the case of the 1211 Avenue of the Americas Mortgage Loan will be, in accordance with the series 2006-C6 pooling and servicing agreement, the series 2006-C6 controlling class representative) will have the ability to advise and direct the series 2006-C6 master servicer and/or the 2006-C6 special servicer with respect to certain specified servicing actions regarding the 1211 Avenue of the Americas Loan Combination; provided that, in the event that such holders have not, within the requisite time period, directly or through representatives, executed a consent with respect to any such servicing action, the series 2006-C6 special servicer or master servicer, as applicable, will implement such servicing action as it deems to be in accordance with the servicing standard set forth in the series 2006-C6 pooling and servicing agreement.

Collateral Pool Highlights

Collateral Pool Highlights

1211 Avenue of the Americas Loan Combination (cont.)

18

The Loan Combination secured by the underlying mortgaged real properties identified in the Offering Prospectus as Extendicare Portfolio (that property, the “Extendicare Portfolio Mortgaged Property” and that Loan Combination, the “Extendicare Portfolio Loan Combination”) consists of (a) the Extendicare Portfolio Mortgage Loan, which will be included in the Trust Fund and (b) a Non-Trust Loan (the “Extendicare Portfolio Pari Passu Non-Trust Loan”), which is evidenced by an A-2 note and is pari passu in right of payment with the Extendicare Portfolio Mortgage Loan.

The holder of the Extendicare Portfolio Mortgage Loan receives all payments with respect to the Extendicare Portfolio Loan Combination on a pari passu basis with the holder of the Extendicare Portfolio Pari Passu Non-Trust Loan.

The Extendicare Portfolio Pari Passu Non-Trust Loan will not be included in the Trust Fund.

The Extendicare Portfolio Loan Combination is subject to the terms of the Co-Lender Agreement.

Collateral Pool Highlights

Collateral Pool Highlights

Extendicare Portfolio Loan Combination

Extendicare
Portfolio

Loan Combination

($500.0m)

Extendicare Portfolio

Mortgage Loan
(A-1 Note)

($250.0m)

Extendicare Portfolio

Pari Passu Non-Trust Loan

(A-2 Note)

($250.0m)

LB-UBS 2006-C7 Trust

19

Subject to the Discussion under “Description of the Mortgage Pool—Loan Combinations” and “The Series 2006 C7 Pooling and Servicing Agreement—The Series 2006 C7 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders,” in the Offering Prospectus, the holder of the Extendicare Portfolio Mortgage Loan and the holder of the Extendicare Portfolio Pari Passu Non-Trust Loan, acting jointly (directly or through representatives, which representative, in the case of the Extendicare Portfolio Mortgage Loan will be, in accordance with the series 2006-C7 pooling and servicing agreement, the series 2006-C7 controlling class representative) will have the ability to advise and direct the series 2006-C7 master servicer and/or the 2006-C7 special servicer with respect to certain specified servicing actions regarding the Extendicare Portfolio Loan Combination; provided that, in the event that such holders have not, within the requisite time period, directly or through representatives, executed a consent with respect to any such servicing action, the series 2006-C7 special servicer or master servicer, as applicable, will implement such servicing action as it deems to be in accordance with the servicing standard set forth in the series 2006-C7 pooling and servicing agreement.

Collateral Pool Highlights

Collateral Pool Highlights

Extendicare Portfolio Loan Combination (cont.)

20

The Loan Combination secured by the underlying mortgaged real property identified in the Offering Prospectus as Reston Town Center (that property, the “Reston Town Center Mortgaged Property” and that Loan Combination, the “Reston Town Center Loan Combination”) consists of (a) the Reston Town Center Mortgage Loan, which will be included in the Trust Fund, and (b) a Non-Trust Loan (the “Reston Town Center Non-Trust Loan”), which is evidenced by a B-note and, under certain material default scenarios, is generally subordinate in right of payment to the Reston Town Center Mortgage Loan.  A Co-Lender Agreement executed between the holder of the Reston Town Center Mortgage Loan and the Reston Town Center Non-Trust Loan governs the rights and obligations of those holders (the “Reston Town Center Co-Lender Agreement”).

The holder of the Reston Town Center Mortgage Loan receive scheduled monthly payments of interest (at the mortgage interest rate) prior to the holder of the Reston Town Center Non-Trust Loan.(3)

Prior to certain uncured monetary events of default and certain non-monetary events of default that would result in special servicing, the holder of the Reston Town Center Mortgage Loan and the holder of the Reston Town Center Non-Trust Loan receive principal payments on a pro rata basis, including in conjunction with the partial release of a property.(3)

In the event of certain uncured monetary events of default and certain non-monetary events of default that would result in special servicing, the holder of the Reston Town Center Non-Trust Loan receives no principal or interest payments until the principal amount of the Reston Town Center Mortgage Loan has been paid in full.(3)

The Reston Town Center Non-Trust Loan will be held by a third party investor on a whole loan basis and will not be included in the Trust.

Collateral Pool Highlights

Collateral Pool Highlights

___________________________

1.

“A Note” evidences Reston Town Center Mortgage Loan. $121,500,000 is the cut-off date balance of the A Note.

2.

“B-Note” evidences Reston Town Center Non-Trust Loan. $89,750,000 is the cut-off date balance of the B Note.

3.

Subject to the terms of the Reston Town Center Co-Lender Agreement.

Reston Town Center Loan Combination

Reston Town Center

Mortgage Loan (A Note)(1)

($121.50m)

LB-UBS 2006-C7

Trust

Reston Town

Center

Loan Combination

($211.25m)

Reston Town Center

Non-Trust Loan (B-Note)(2)

($89.75m)

21

Subject to the discussion under “Description of the Mortgage Pool—Loan Combinations” and “The Series 2006-C7 Pooling and Servicing Agreement—The Series 2006-C7 Controlling Class Representative and the Non-Trust Loan Noteholders” in the Offering Prospectus, the holder of the Reston Town Center Non-Trust Loan will have the rights to (i) direct various servicing actions and/or replace the special servicer with respect to the Reston Town Center Loan Combination; and (ii) cure defaults under and/or purchase in a default scenario the Reston Town Center Mortgage Loan.(1)

Collateral Pool Highlights

Collateral Pool Highlights

___________________________

1.

Subject to the terms of the Reston Town Center Co-Lender Agreement.

Reston Town Center Loan Combination (continued)

22

The Triangle Town Center Subordinate Tranche Mortgage Loan is one of three mortgage loans comprising the Triangle Town Center Loan Combination that includes: (a) the Triangle Town Center Subordinate Tranche Mortgage Loan, with a cut-off date principal balance of $29,000,000, (b) the Triangle Town Center Note A Non-Trust Loan, with a cut-off date principal balance of $127,034,076 and (c) the Triangle Town Center Note B Non-Trust Loan, with a cut-off date principal balance of $43,965,924.

The entire Triangle Town Center Loan Combination is secured by the same mortgage instrument encumbering the Triangle Town Center Subordinate Tranche Mortgaged Property.

The entire Triangle Town Center Loan Combination will be serviced under the series 2006-C1 pooling and servicing agreement by the series 2006-C1 master servicer and the series 2006-C1 special servicer (subject to the right of the holder of the Triangle Town Center Subordinate Tranche Mortgage Loan to substitute such special servicer).

Prior to a monetary event of default or material non-monetary event of default that would result in special servicing, payments of principal or interest will be made to the Triangle Town Center Note A Non-Trust Loan, the Triangle Town Center Note B Non-Trust Loan and the Triangle Town Center Subordinate Tranche Mortgage Loan, in that order, on a pro rata basis, based on their outstanding principal balances.

In the event of certain uncured monetary events of default and certain non-monetary events of default that would result in special servicing, no payments of principal or interest will be made with respect to the Triangle Town Center Subordinate Tranche Mortgage Loan until the total principal amount of the Triangle Town Center Note A Non-Trust Loan and Triangle Town Center Note B Non-Trust Loan have been paid in full.

The Triangle Town Center Subordinate Tranche Mortgage Loan will be pooled with other Mortgage Loans to back the Offered Certificates and certain Non-Offered Certificates

Collateral Pool Highlights

Collateral Pool Highlights

Triangle Town Center Loan Combination

Triangle Town

Center

Loan Combination

($200.0m)

LB-UBS 2006-C1

Trust

To Be Privately Placed

LB-UBS 2006-C7

Trust

Triangle Town Center

Note A Non-Trust Loan

($127.0m)

Triangle Town Center

Note B Non-Trust Loan

($44.0m)

Triangle Town Center

Subordinate Tranche

Mortgage Loan ($29.0m)

23

The Triangle Town Center Note A Non-Trust Loan  and Triangle Town Center Note B Non-Trust Loan will not be included in the Trust.

Subject to the discussion under “Description of the Mortgage Pool—Loan Combinations” and “Servicing of the Underlying Mortgage Loans—The Series 2006-C7 Controlling Class Representative, the Class—Directing Certificateholder and the Serviced Non-Trust Loan Noteholders” in the prospectus supplement, the holder of the Triangle Town Center Subordinate Tranche Mortgage Loan will have the ability to (i) advise and direct the master servicer and/or special servicer with respect to the Triangle Town Center Loan Combination, (ii) replace the special servicer with respect to the Triangle Town Center Loan Combination, and (iii) cure defaults and/or purchase in a default scenario the Triangle Town Center Note A Non-Trust Loan and the Triangle Town Center Note B Non-Trust Loan.

Collateral Pool Highlights

Collateral Pool Highlights

Triangle Town Center Loan Combination (cont.)

24

Collateral Pool Highlights

The following table shows the Cut-Off Date U/W NCF DSCR, U/W NCF DSCR, Cut-Off Date LTV and Shadow Rating (1) with respect to each indicated Mortgage Loan:

The following table shows the Cut-Off Date U/W NCF DSCR, U/W NCF DSCR and Cut-Off Date LTV with respect to each indicated entire Loan Combination:

_____________________________

1.

S&P and Fitch have each confirmed to the Depositor that the respective ratings in this row reflect an assessment by such rating agency that, in the context of the subject Mortgage Loan's inclusion in the securitization trust, the credit characteristics of that Mortgage Loan are consistent with obligations that are so rated.

2.

The Triangle Town Center Subordinate Tranche Mortgage Loan represents the subordinate Note of the Triangle Town Center Loan Combination.

3.

Cut-Off Date U/W NCF DSCR reflects the U/W NCF DSCR for amortizing and full-term interest only loans and the debt service coverage ratio as of the Cut-Off Date based on interest only payments for mortgage loans that provide for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity.

4.

Based on: the 1211 Avenue of the Americas Loan Combination (including the related 1211 Avenue of the Americas Pari Passu Non-Trust Loan); the Extendicare Portfolio Loan Combination (including the related Extendicare Portfolio Pari Passu Non-Trust Loan); in the case of the Reston Town Center Loan Combination, the Reston Town Center Mortgage Loan only and without regard to the related junior Reston Town Center Non-Trust Loan; the Triangle Town Center Loan Combination (including the related Senior Non-Trust Loans).

1211 Avenue of

the Americas

Extendicare

Portfolio

Reston Town

Center

Triangle Town

Center

Cut

-

Off Date U/W NCF DSCR

(3)

1.86x

3.31x

1.58x

1.32x

U/W NCF DSCR

1.86x

2.72x

1.58x

1.05x

U

/

W

NCF

$81,661,628

$111,783,127

$19,327,238

15,100,523

Cut

-

O

ff Date

L

TV

42.5%

63.7%

55.3%

70.2%

Appraised Value

$1,590,000,000

$785,120,000

$382,000,000

$285,000,000

Collateral Pool Highlights

25

1211 Avenue of

the Americas

(A

-

2 Note)

Extendicare

Portfolio

(A

-

1 Note)

Reston Town

Center

(A Note)

Triangle Town

Center

Subordinate

Tranche

(2)

Cut

-

Off Date U/W NCF DSCR

(3)(4)

1.86x

3.31x

2.85x

1.32x

U/W NCF DSCR

(4)

1.86x

2.72x

2.85x

1.05x

U

/

W

NCF

$81,661,628

$111,783,127

$19,327,238

$15,100,523

Cut

-

O

ff Date

LTV

(4)

42.5%

63.7%

31.8%

70.2%

Appraised Value

$1,590,000,000

$785,120,000

$382,000,000

$285,000,000

Shadow Rating

(1)

BBB

-

/BBB

-

AAA/AAA

AAA/AAA

NA

Collateral Pool Highlights

Sponsors of properties securing certain significant mortgage loans and the Investment Grade Loans in the LB-UBS 2006-C7 transaction include the following:

Conduit Origination Program:

Mortgage Loan Sellers

26

Collateral Pool Highlights

Certain principals of Tishman Speyer Properties, Henry Crown & Company and Two Rock Realty Associates, L.P.

Beacon Capital Strategic Partners IV, L.P.

Extendicare Health Services, Inc.

EOP Operating Limited Partnership

Tishman Speyer Real Estate Venture VI, L.P., and an affiliate of Lehman Brothers

Republic Property Limited Partnership

U/W NCF on all loans is based on certain underwriting assumptions made by the applicable mortgage loan seller including those assumptions more specifically set forth in the Offering Prospectus and is either verified subject to a variance of 2.5% or, in limited other cases, re-underwritten (but not audited) by third party service providers (i.e., a “Big Four” accounting firm).

U/W NCF DSCR for all loans with partial interest-only periods is calculated based on annual debt service payments during the amortization term or in some cases based on an average monthly debt service payment during the amortization term.

Cut-Off Date U/W NCF DSCR for all loans with partial interest-only periods is calculated based U/W NCF and the sum of the actual interest- only payments that will be due during the 12-month period following the Cut-Off Date.

Sponsor/principal due diligence is performed for all loans using any combination of Lexis/Nexis, bank references, Equifax, TRW reports, litigation searches and other types of credit history and background checks.

Appraisals are prepared in accordance with USPAP standards by approved vendors and substantially all are prepared in accordance with FIRREA.

Substantially all borrowers are single asset entities.

Non-consolidation opinions have been obtained with respect to the related borrower for substantially all Mortgage Loans with principal balances greater than $25 million.

Collateral Pool Highlights

Cash Management Systems

27

Hard Lockbox. Tenants are directed to pay rents directly to a lockbox account controlled by the lender (or, with respect to multifamily rental properties and mobile home park properties, income is collected and deposited in the lockbox account by an unaffiliated property manager). In most cases, until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights.

Springing Hard Lockbox. Either—

income is collected by the borrower or the property manager (which may be an affiliate of the borrower) and paid into a lockbox account or tenants are directed to pay rents directly to a lockbox account that is, in each case, controlled by the borrower, or by both the borrower and the lender; and, following the occurrence of a triggering event, that existing lockbox account or another lockbox account is established as a “Hard Lockbox” with lender cash management; or

a lockbox account is not in-place on the closing date and the related mortgage loan documents provide for the establishment, in some cases upon the request of the lender, following the occurrence of certain triggering events, of a “Hard Lockbox” with lender cash management.

Soft Lockbox. Income is collected by the borrower or an affiliated property manager and paid into a lockbox account that otherwise satisfies the description for a “Hard Lockbox”.

Springing Soft Lockbox. A lockbox account is not in-place on the closing date and the related mortgage loan documents provide for the establishment, in some cases upon the request of the lender, following the occurrence of certain triggering events, of a “Soft Lockbox” as described above.

Collateral Pool Highlights

Lockboxes

Percent of Initial Mortgage Pool Balance

Hard Lockbox

53.5

%

Springing Hard Lockbox

9.2

%

Soft Lockbox

0.7

%

Springing Soft Lockbox

25.7

%

Collateral Pool Highlights

Information Regarding Escrows and Related Payment Obligations

___________________________

1.

Escrows and related payment obligations are generally in the form of either up-front reserves, periodic cash deposits, letters of credit or guarantees from sponsor. No representation is made as to the investment grade nature of any sponsor.

2.

As of the Cut-Off Date.  Excludes the Investment Grade Loans.

3.

In some instances where there are no actual tax escrows, certain investment grade tenants are obligated/permitted to pay taxes directly and are deemed to have escrows in the table above.

4.

In some instances where there are no actual insurance escrows, certain investment grade tenants are obligated/permitted to maintain insurance or self-insure and are deemed to have escrows in the table above.

28

Collateral Pool Highlights

Type of Escrow or Related Payment Obligation

(1)

Percent of Initial Total Conduit Loan Balance

(2)

Real Estate Taxes

(3)

81.8

%

Insurance

Premiums

(4)

74.7

%

Capital Replacements

78.8

%

TI/LC (Industrial)

67.1

%

TI/LC (Office)

72.1

%

TI/LC (Retail)

64.6

%

Collateral Pool Highlights

Collateral Pool Highlights

__________________________

See footnotes on next page.

29

General Pool Characteristics as of the Cut-Off Date

Initial Mortgage Pool Balance

$3,

019,658,540

Contributors of Collateral

Lehman:

66.1

%

(1)

UBS:

21.1

%

(1)

KeyBank:

12

.

8

%

(1)

Number of Mortgage Loans

18

4

Number of Mortgaged Real Properties

42

0

Single Tenant Properties

(2)

10.5

%

Percent Investment Grade Loans

37.1

%

Gross Weighted Average Coupon

6.105

%

Weighted Average Original Term to Maturity

106 Months

Weighted Average Remaining Term to Maturity

105 Months

Average Mortgage Loan Cut-Off Date Balance

$16,

411,188

Average Mortgage Property Cut-Off Date Balance

$7,

189,663

Average Conduit Loan Cut-Off Date Balance (excluding the Investment Grade Loans)

$10,

545,325

Average Conduit Property Cut-Off Date Balance (excluding the Investment Grade Loans)

$5,

666,145

Largest Mortgage Loan

$475,000,000

Wtd. Avg. Cut-Off Date U/W NCF DSCR

(3)(4)

Aggregate Pool: 1.67x; Conduit Only: 1.34x

Wtd. Avg. U/W NCF DSCR

(4)

Aggregate Pool: 1.57x; Conduit Only: 1.26x

Wtd. Avg.

Cut

-

Off Date LTV

(4)

Aggregate Pool: 63.5%; Conduit Only: 73.6%

Wtd. Avg. Maturity Date LTV

(4)

Aggregate Pool: 60.4%; Conduit Only: 69.0%

Geographic Diversity

41 States

Collateral Pool Highlights

Collateral Pool Highlights

___________________________

1.

Expressed as a percentage of the Initial Mortgage Pool Balance.

2.

Includes properties leased to one tenant that occupies 90% or more of the particular property.

3.

Cut-Off Date U/W NCF DSCR reflects the U/W NCF DSCR for amortizing and full-term interest only loans and the debt service coverage ratio as of the Cut-Off Date based on interest only payments for mortgage loans that provide for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity.

4.

Three (3) Mortgage Loans, collectively representing 2.4% of the Initial Mortgage Pool Balance, each provides that the related borrower is required, on and after a designated payment date, to make specified additional monthly amortization payments, solely to the extent available from excess cash flow. The presentation of statistical information relating to the Wtd. Avg. Maturity Date LTV reflects that with regard to the three (3) Mortgage Loans referenced above, all of the additional monthly amortization payments are made. The presentation of statistical information herein relating to the Amortization Types, Wtd. Avg. Cut-Off Date LTV, Wtd. Avg. Cut-Off Date U/W NCF DSCR and Wtd. Avg. U/W NCF DSCR, however, does not reflect these additional amortization payments.

30

Montana
Missouri
Illinois
Minnesota
Wisconsin
Indiana
Michigan
Pennsylvania
New York
Vermont
New Hampshire
Washington
Ohio
Massachusetts
Idaho
Connecticut
West Virginia
Nevada
Rhode Island
California
New Jersey
Delaware
Utah
Maryland
Arizona
Virginia
Colorado
North Carolina
Hawaii
Nebraska
South Carolina
New Mexico
Georgia
Texas
Louisiana
Tennessee
Kentucky
Oklahoma
Mississippi
Alabama
Florida
Distribution of Property Types
of Initial Mortgage Pool Balance

Collateral Pool Highlights

Collateral Pool Highlights

31

Collateral Pool Highlights

Collateral Pool Highlights

Pool Characteristics

___________________________

1.

Percentages based on allocated loan amount per property.

2.

No other state represents more than 2.4% of the Initial Mortgage Pool Balance.

3.

Multifamily component includes mobile home park properties securing 2.9% of the Initial Mortgage Pool Balance.

4.

Three (3) Mortgage Loans, collectively representing 2.4% of the Initial Mortgage Pool Balance, each provides that the related borrower is required, on and after a designated payment date, to make specified additional monthly amortization payments, solely to the extent available from excess cash flow. The presentation of statistical information relating to the Wtd. Avg. Maturity Date LTV reflects that with regard to the three (3) Mortgage Loans referenced above, all of the additional monthly amortization payments are made. The presentation of statistical information herein relating to the Amortization Types, Wtd. Avg. Cut-Off Date U/W NCF DSCR and Wtd. Avg. U/W NCF DSCR, however, does not reflect these additional amortization payments.

5.

Includes 31.2% of Mortgage Loans (by Cut-Off Date Balance) that provide for payments of interest only for a specified number of periods, followed by payments of principal and interest up to the maturity date. Of these loans, 52.2% (by Cut-Off Date Balance) have three years or less of interest-only payments.

6.

Hyperamortization does not commence until anticipated repayment date. Includes 1.4% of Mortgage Loans (by Cut-Off Date Balance) that provide for payments of interest only for a specified number of periods, followed by payments of principal and interest up to the maturity date. Of these loans, 12.9% (by Cut-Off Date Balance) have three years or less of interest-only payments.

32

Cut-Off Date Balance ($)

Mortgage Rate (%)

% of Initial

% of Initial

No.

Cut-Off Date

Mortgage

No.

Cut-Off Date

Mortgage

of Loans

Balance ($)

Pool Bal

of Loans

Balance ($)

Pool Bal

870,000 - 6,000,000.00

104

373,341,714

12.4

5.001 - 5.250

1

18,442,239

0.6

6,000,000.01 - 14,000,000.00

45

410,095,098

13.6

5.501 - 5.750

3

161,275,000

5.3

14,000,000.01 - 40,000,000.00

23

513,695,727

17.0

5.751 - 6.000

44

1,087,090,924

36.0

40,000,000.01 - 60,000,000.00

3

137,550,000

4.6

6.001 - 6.250

85

927,396,449

30.7

60,000,000.01 - 100,000,000.00

4

347,476,000

11.5

6.251 - 6.500

48

531,253,928

17.6

100,000,000.01 - 150,000,000.00

2

237,500,000

7.9

6.501 - 6.750

3

294,200,000

9.7

>= 150,000,000.01

3

1,000,000,000

33.1

Total:

184

3,019,658,540

100.0

Total:

184

3,019,658,540

100.0

Min:

5.200

Min:

870,000

Max:

6.653

Max:

475,000,000

Weighted Average:

6.105

Average:

16,411,188

Original Term to Stated Maturity (months)

State

(1)

% of Initial

% of Initial

No.

Cut-Off Date

Mortgage

No.

Cut-Off Date

Mortgage

of Loans

Balance ($)

Pool Bal

of Properties

Balance ($)

Pool Bal

49 -  60

25

732,968,487

24.3

NY

40

810,406,795

26.8

73 -  84

3

17,778,951

0.6

GA

12

287,964,079

9.5

109 - 120

155

2,227,911,101

73.8

TX

64

268,777,662

8.9

169 - 180

1

41,000,000

1.4

VA

8

260,642,562

8.6

Total:

184

3,019,658,540

100.0

FL

19

185,705,044

6.1

Min:

60

CA

18

170,147,470

5.6

Max:

180

PA

18

109,798,138

3.6

Weighted Average:

106

MI

26

102,613,408

3.4

AZ

18

98,330,000

3.3

Remaining Term to Stated Maturity (months)

OH

42

85,132,679

2.8

% of Initial

Other

(2)

155

640,140,703

21.2

No.

Cut-Off Date

Mortgage

Total:

420

3,019,658,540

100.0

of Loans

Balance ($)

Pool Bal

49 -  60

25

732,968,487

24.3

Property Type

(1)

73 -  84

3

17,778,951

0.6

% of Initial

109 - 120

155

2,227,911,101

73.8

No.

Cut-Off Date

Mortgage

169 - 180

1

41,000,000

1.4

of Properties

Balance ($)

Pool Bal

Total:

184

3,019,658,540

100.0

Office

72

1,499,287,867

49.7

Min:

56

Retail

161

652,089,767

21.6

Max:

180

Anchored Retail

131

418,699,487

13.9

Weighted Average:

105

Unanchored Retail

27

171,847,425

5.7

Regional Mall

3

61,542,855

2.0

Amortization Types

(4)

Multifamily

(3)

72

431,619,594

14.3

% of Initial

Healthcare

82

250,000,000

8.3

No.

Cut-Off Date

Mortgage

Hotel

11

72,059,891

2.4

of Loans

Balance ($)

Pool Bal

Mixed Use

6

55,150,000

1.8

Interest Only

50

1,689,159,587

55.9

Self Storage

12

41,718,557

1.4

Amortizing Balloon

(5)

125

1,273,931,852

42.2

Industrial/Warehouse

4

17,732,863

0.6

Hyperamortizing

(6)

9

56,567,101

1.9

Total:

420

3,019,658,540

100.0

Total:

184

3,019,658,540

100.0

Collateral Pool Highlights

Collateral Pool Highlights

Pool Characteristics (cont.)

___________________________

1.

Three (3) Mortgage Loans, collectively representing 2.4% of the Initial Mortgage Pool Balance, each provides that the related borrower is required, on and after a designated payment date, to make specified additional monthly amortization payments, solely to the extent available from excess cash flow. The presentation of statistical information relating to the Wtd. Avg. Maturity Date LTV reflects that with regard to the three (3) Mortgage Loans referenced above, all of the additional monthly amortization payments are made. The presentation of statistical information herein relating to the Amortization Types, Wtd. Avg. Cut-Off Date LTV, Wtd. Avg. Cut-Off Date U/W NCF DSCR and Wtd. Avg. U/W NCF DSCR, however, does not reflect these additional amortization payments.

2.

The nine Hyperamortizing Loans are assumed to mature on their respective anticipated repayment dates.

3.

Cut-Off Date U/W NCF DSCR reflects the U/W NCF DSCR for amortizing and full-term interest only loans and the debt service coverage ratio as of the Cut-Off Date based on interest only payments for mortgage loans that provide for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity.

33

Cut-Off Date Loan-to-Value Ratio (%)

(1)

Cut-Off Date U/W NCF DSCR (x)

(1)(3)

% of Initial

% of Initial

No.

Cut-Off Date

Mortgage

No.

Cut-Off Date

Mortgage

of Loans

Balance ($)

Pool Bal

of Loans

Balance ($)

Pool Bal

<= 50.0

4

875,178,144

29.0

1.05 - 1.19

4

40,284,471

1.3

50.1 - 55.0

3

9,065,490

0.3

1.20 - 1.29

62

737,974,205

24.4

55.1 - 60.0

9

48,970,981

1.6

1.30 - 1.39

37

547,635,392

18.1

60.1 - 65.0

11

348,093,731

11.5

1.40 - 1.49

54

433,384,998

14.4

65.1 - 70.0

22

419,615,840

13.9

1.50 - 1.59

15

60,456,080

2.0

70.1 - 75.0

52

435,716,962

14.4

1.60 - 1.69

2

9,700,000

0.3

75.1 - 80.0

67

805,882,179

26.7

1.70 - 1.79

1

475,000,000

15.7

>= 80.1

16

77,135,212

2.6

1.80 - 1.89

4

332,495,251

11.0

Total:

184

3,019,658,540

100.0

>= 1.90

5

382,728,144

12.7

Min:

25.7

Total:

184

3,019,658,540

100.0

Max:

93.2

Min:

1.15

Weighted Average:

63.5

Max:

3.31

Weighted Average:

1.67

Maturity Date Loan-to-Value Ratio (%)

(1)(2)

% of Initial

U/W NCF DSCR (x)

(1)

No.

Cut-Off Date

Mortgage

% of Initial

of Loans

Balance ($)

Pool Bal

No.

Cut-Off Date

Mortgage

15.1 -  20.0

1

3,678,144

0.1

of Loans

Balance ($)

Pool Bal

30.1 - 35.0

1

121,500,000

4.0

1.05 - 1.19

21

353,911,471

11.7

40.1 - 45.0

4

796,293,354

26.4

1.20 - 1.29

111

1,060,076,705

35.1

45.1 - 50.0

9

36,081,678

1.2

1.30 - 1.39

27

278,638,392

9.2

50.1 - 55.0

5

41,489,417

1.4

1.40 - 1.49

9

110,152,498

3.6

55.1 - 60.0

18

148,781,968

4.9

1.50 - 1.59

5

66,956,080

2.2

60.1 - 65.0

32

438,527,648

14.5

1.60 - 1.79

4

488,350,000

16.2

65.1 - 70.0

48

624,029,743

20.7

1.80 - 1.89

3

282,495,251

9.4

70.1 - 75.0

27

267,497,000

8.9

>= 1.90

4

379,078,144

12.6

75.1 - 80.0

25

468,355,375

15.5

Total:

184

3,019,658,540

100.0

80.1 - 85.0

9

42,387,003

1.4

Min:

1.05

>= 85.1

5

31,037,209

1.0

Max:

2.85

Total:

184

3,019,658,540

100.0

Weighted Average:

1.57

Min:

17.2

Max:

93.2

Weighted Average:

60.5

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Investment Grade Loans

Investment Grade Loan Characteristics

Name

Property

Type

Cut

-

Off Date

Balance

Percent of

Initial

Mortgage Pool

Balance

Cut

-

Off

Date U/W

NCF

DSCR

(1)

U/W

NCF

DSCR

(2

)

Cut

-

O

ff

Date

LTV

(3)

S&P / Fitch

(4)

520 Madison Avenue

Office

$475,000,000

15.7

%

1.74x

1.7

4x

(5)

43.2%

BBB+/BBB+

1211 Avenue of the Americas (A

-

2 Note)

Office

275,000,000

9.

1

1.86

1.86

(6)

42.5

(7)

BBB

-

/BBB

-

Extendicare Portfolio (A

-

1 Note)

Healthcare

250,000,000

8.

3

3.31

(8)

2.72

(9

)

63.7

(10)

AAA/AAA

Reston Town Center (A Note)

Office

121,500,00

0

4.0

2.85

2.85

(11)(12)

31.8

(13)

AAA/AAA

Total/Weighted Average:

-

$1,

121,500

,

000

37.1

%

2.24

x

2.11

x

46.4

%

-

34

___________________________

1.

Cut-Off Date U/W NCF DSCR reflects the U/W NCF DSCR for amortizing and full-term interest only loans and the debt service coverage ratio as of the Cut-Off Date based on interest only payments for mortgage loans that provide for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity.

2.

Calculated based on in-place U/W NCF and debt service constant or interest rate, as applicable.

3.

Calculated based on Cut-Off Date Balance and the related appraised value.

4.

S&P and/or Fitch have confirmed to us that the ratings in this column reflect an assessment by each such rating agency that, in the context of the inclusion of the subject Mortgage Loan in the Trust, the credit characteristics of that Mortgage Loan are consistent with the obligations that are so rated.

5.

Calculated based on in-place U/W NCF and interest-only payments based on interest rate of 5.922989% calculated on an Actual/360 day basis. The U/W NCF DSCR based on the projected U/W NCF is 2.09x.

6.

Calculated based on in-place U/W NCF for the 1211 Avenue of the Americas Mortgage Loan and the 1211 Avenue of the Americas Non-Trust Loan and based on interest-only payments based on an interest rate of 6.41787% calculated on an Actual/360 day basis. The U/W NCF DSCR for the entire 1211 Avenue of the Americas Loan Combination based on the projected U/W NCF is 2.04x.

7.

Based on a loan amount of $675,000,000 that includes the 1211 Avenue of the Americas Mortgage Loan and the 1211 Avenue of the Americas Non-Trust Loan.

8.

Weighted average for the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loan and calculated based on U/W NCF and interest-only payments during first three years based on an interest rate of 6.6525% calculated on an Actual/360 day basis.

9.

Weighted average for the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loan and calculated based on U/W NCF and annual debt constant of 8.2172066% commencing with payment date in December 2009.

10.

Based on a loan amount of $500,000,000 that includes the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loan and calculated based on the aggregate of the appraised values for the 82 properties securing the loan.

11.

Calculated based on in-place U/W NCF and based on interest-only payments based on an interest rate of 5.5005% calculated on an Actual/360 day basis and without regard to the Reston Town Center Non-Trust Loan. The U/W NCF DSCR for the Reston Town Center Mortgage Loan based on the projected U/W NCF and without regard to the Reston Town Center Non-Trust Loan is 3.18x.

12.

The U/W NCF DSCR for the entire Reston Town Center Loan Combination calculated based on interest-only payments based on an interest rate of 5.7105% calculated on an Actual/360 day basis is 1.58x.  The U/W NCF DSCR for the entire Reston Town Center Loan Combination based on the projected U/W NCF is 1.76x.

13.

Based on the Cut-Off Date Balance of the Reston Town Center Mortgage Loan, without regard to the Reston Town Center Non-Trust Loan.  The Cut-Off Date LTV of the entire Reston Town Center Loan Combination is 55.3%.

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

520 Madison Avenue

Investment Grade and Significant Mortgage Loans

___________________________

1.

S&P and Fitch have confirmed to us that these ratings reflect an assessment by each such rating agency that, in the context of the inclusion of the 520 Madison Avenue Mortgage Loan in the Trust, its credit characteristics are consistent with the obligations that are so rated.

35

Shadow Rating:

Purpose:

Cut-Off Date Balance:

Loan Per Square Foot:

Interest Rate:

Maturity Date:

Term to Maturity:

Amortization:

Sponsor:

Property:

Property Manager:

Location:

Year Built:

Occupancy:

BBB+/BBB+(1)

Refinance

$475,000,000

$478

5.922989% per annum

10/11/2016

10 years

Interest Only

Certain principals of Tishman Speyer Properties, Henry Crown & Company and Two Rock Realty Associates, L.P.

43-story Class A office building with 994,757 square feet of net rentable area

Tishman Speyer Properties, L.P., an affiliate of the borrower

New York, NY

1982

99.5% (as of 1/1/2007)

Major

Tenants:

Tenant

(1)

Principal Business

Approx.

Square Feet

% Total

Square Feet

% Total Base

Revenues

(2)

Rent

PSF

(3)

Ratings

(4)

Lease Expiration

Date

Jefferies & Company, Inc.

Investment Bank

276,636

27.

8

%

28.6

%

$

67.86

BBB

+

/BBB+

5/20/2021

(5)

Mitsub

ishi International

Corporation

Global Trading

89,302

9.0

%

8.3

%

$

61.25

A/A+

4/20/2007

(6

)

M

etallgesellschaft

Corp.

Industrial

Conglomerate

78,000

7.8

%

6.9

%

$

57.75

NR

1/20/2013

CA, Inc.

Information

Technology

71,830

7.2

%

8.2

%

$

75.36

BB/BB+

9/20/2020

Fre

shfields Bruckhaus

Deringer LLP

International Law

Firm

44,800

4.5

%

4.8

%

$

70.50

NR

10/20/2008

(7

)

Rollover Schedule:

100.0%

$65,655,641

  100.0%

994,757

41

Total

-

-

0

100.0%

0.5

5,382

-

   Vacant

100.0%

27.1

17,807,414

99.5%

22.6

224,863

9

2016 and beyond

72.9%

5.6

3,661,555

76.9%

4.9

48,361

3

2015

67.3%

23.8

15,622,961

72.0%

24.7

245,906

8

2014

43.5%

9.6

6,288,438

47.3%

10.1

100,871

2

2013

33.9%

6.2

4,103,288

37.1%

6.5

64,166

4

2012

27.7%

3.0

1,974,894

30.7%

1.8

17,922

2

2011

24.7%

0.0

0

28.9%

0.0

0

0

2010

24.7%

0.0

0

28.9%

0.0

0

0

2009

24.7%

14.0

9,181,558

28.9%

17.7

175,584

11

2008

10.7%

10.7

7,015,533

11.2%

11.2

111,702

2

2007

0.0%

   0.0%

$0

0.0%

   0.0%

0

0

2006

(8)

Base Revenues

Cumulative % of Total

(8)

Revenues

As % of Total Base

(8)

Base Revenues

Approximate Expiring

Square Feet

Cumulative % of Total

Square Feet

As % of Total

Square Feet

Approximate Expiring

Expiring Tenants

Approximate # of

Year

36

___________________________

1.

Ranked by approximate square feet.

2.

The percentages of total base revenues are based on in-place underwritten base rental revenues.

3.

Reflects in-place base rent.

4.

Credit ratings are those by S&P and Fitch, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

5.

Jefferies & Company, Inc.’s lease expiration includes 111,945 square feet expiring 5/20/2021, 95,833 square feet expiring 10/20/2014 and 68,858 square feet expiring 9/20/2014.

6.

Mitsubishi International Corporation’s lease expiration includes 66,431 square feet expiring 4/20/2007 and 22,871 square feet expiring 5/20/2007.

7.

Freshfields Bruckhaus Deringer LLP’s lease expiration includes 22,400 square feet expiring 10/20/2008 and 22,400 square feet expiring 7/20/2015.

8.

Based on in-place underwritten base rental revenues.

Investment Grade and Significant Mortgage Loans

520 Madison Avenue (cont.)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

520 Madison Avenue (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

1.

Reflects in-place U/W NCF.  Projected U/W NCF based on assumed mark-to-market rent adjustment applied to below-market tenant leases, projected increase of building square footage by approximately 53,174 square feet upon building remeasurement and certain other lease-up assumptions is $59,666,856.

2.

Calculated based on in-place U/W NCF and interest-only payments based on interest rate of 5.922989% calculated on an Actual/360 day basis. The U/W NCF DSCR based on the projected U/W NCF
(described in footnote (1) above) is 2.09x.

37

Appraised Value:

Cut-Off Date LTV:

U/W NCF:

U/W NCF DSCR:

Ownership Interest:

Reserves:

Lockbox:

Defeasance/Prepayment:

Mezzanine Debt:

$1,100,000,000 (as of 8/22/2006)

43.2%

$49,658,881(1)

1.74x(2)

Fee

Upfront reserve in the amount of $16,519,669 for unfunded tenant obligations.  On-going reserves for taxes and insurance, provided however, insurance reserves not required if property is covered under Sponsor’s blanket insurance policy. On-going monthly reserve in the amount of $13,100 for replacements and repairs. In addition, all lease termination payments in excess of $750,000 will be deposited into a leasing reserve account, provided however, a letter of credit may be provided in-lieu of making lease termination payments.

Hard

Defeasance permitted beginning two years after securitization. Prepayment without penalty permitted three months prior to maturity date.

Aggregate of $125,000,000 in mezzanine financings co-terminus with first mortgage loan and subject to an intercreditor agreement which complies with rating agency guidelines.

Investment Grade and Significant Mortgage Loans

1211 Avenue of the Americas

Investment Grade and Significant Mortgage Loans

___________________________

1.

S&P and Fitch have confirmed to us that these ratings reflect an assessment by each such rating agency that, in the context of the inclusion of the 1211 Avenue of the Americas Mortgage Loan in the Trust, its credit characteristics are consistent with the obligations that are so rated.

2.

Reflects the 1211 Avenue of the Americas Mortgage Loan, which is part of the 1211 Avenue of the Americas Loan Combination of $675,000,000. The amount of $675,000,000 comprises the two pari passu A Notes.

3.

Based on the 1211 Avenue of the Americas pari passu A Notes totaling $675,000,000.

4.

The Property Manager has sub-contracted the management of the property to Cushman & Wakefield, Inc., a third-party property manager.

38

Shadow Rating:

Purpose:

Cut-Off Date Balance:

Loan Per Square Foot:

Interest Rate:

Maturity Date:

Term to Maturity:

Amortization:

Sponsor:

Property:

Property Manager:

Location:

Year Built:

Occupancy:

BBB-/BBB-(1)

Acquisition

$275,000,000(2)

$360(3)

6.41787% per annum

9/11/2016

10 years

Interest Only

Beacon Capital Strategic Partners IV, L.P.

45-story Class A office building with 1,876,972 square feet of net rentable area

1211 6th Avenue Property Management LLC, an affiliate of the borrower(4)

New York, NY

1973; renovated 1991, 2006

99.9% (as of 8/1/2006)

Major Tenants:

Tenant

(1)

Approx.

Square Feet

% Total

Square Feet

% Total Base

Revenues

(2)

Rent

PSF

(3)

Ratings

(4)

Lease Expiration

Date

News

America

917,154

48.9%

43.7

%

$

44.88

BBB/B

BB

11/30/2020

Ropes & Gray

245,781

13.1%

15.8

%

$62.06

NR

2/28/2027

(5

)

Westd

e

u

t

s

che Landesbank

150,440

8.0%

8.2

%

$

51.70

A

-

/A

-

6/30/2010

JP Morgan

125,788

6.7%

6.3

%

$48.00

A+/

A+

3/31/2010

(6

)

RBC Dain Rauscher

75,980

4.0%

4.5

%

$57.67

A

A

-

/AA

3/31/2016

Rollover Schedule:

100.0%

$96,568,373

  100.0%

1,876,972

Total

-

-

0

100.0%

0.1

2,804

(10)

Vacant

100.0%

64.0

61,826,507

99.9%

66.0

1,238,915

2016 and beyond

36.0%

2.3

2,255,775

33.8%

2.1

39,575

2015

33.6%

0.0

0

31.7%

0.0

0

2014

33.6%

1.3

1,299,910

31.7%

1.3

24,265

2013

32.3%

8.6

8,301,755

30.4%

6.0

112,835

2012

23.7%

0.6

587,121

24.4%

0.5

9,724

2011

23.1%

10.9

10,514,926

23.9%

10.8

201,978

2010

12.2%

2.7

2,655,127

13.2%

2.4

44,285

2009

9.5%

2.9

2,753,900

10.8%

3.6

68,331

2008

6.6%

6.6

6,339,356

7.2%

7.1

134,042

(9)

   2007

0.0%

   0.0%

$33,996

0.0%

   0.0%

218

(8)

   2006

(7)

Base Revenues

Cumulative % of Total

(7)

Revenues

As % of Total Base

(7)

Base Revenues

Approximate Expiring

Square Feet

Cumulative % of Total

Square Feet

As % of Total

Square Feet

Approximate Expiring

Year

39

___________________________

1.

Ranked by approximate square feet.

2.

The percentages of total base revenues are based on in-place underwritten base rental revenues.

3.

Reflects in-place base rent.

4.

Credit ratings are those by S&P and Fitch, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

5.

Commencing 1/1/2007, Ropes & Gray has an option to lease approximately 88,288 square feet of the JP Morgan space.

6.

A portion of the JP Morgan space totaling 88,288 square feet has a lease expiration date of 12/31/2007.  JP Morgan may surrender this space to the landlord beginning 1/1/2007, subject to Ropes & Gray leasing this space from the landlord.

7.

Based on in-place underwritten base rental revenues.

8.

Includes any month-to-month tenants.

9.

Includes 88,288 square feet leased to JP Morgan expiring 3/31/2010, which the landlord may call beginning 1/1/2007, provided Ropes & Gray exercises its option on the space.

10.

Includes 1,094 square feet for the management office and 994 square feet for the messenger center.

Investment Grade and Significant Mortgage Loans

1211 Avenue of the Americas (cont.)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

1211 Avenue of the Americas (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

1.

Based on a loan amount of $675,000,000 that includes the 1211 Avenue of the Americas Mortgage Loan and the 1211 Avenue of the Americas Non-Trust Loan.

2.

Reflects in-place U/W NCF. Projected U/W NCF based on assumed mark-to-market rent adjustment applied to below-market tenant leases and certain other lease-up assumptions is $89,396,417.

3.

Calculated based on in-place U/W NCF for the 1211 Avenue of the Americas Mortgage Loan and the 1211 Avenue of the Americas Non-Trust Loan and based on interest-only payments based on an interest rate of 6.41787% calculated on an Actual/360 day basis. The U/W NCF DSCR for the entire 1211 Avenue of the Americas Loan Combination based on the projected U/W NCF (described in footnote (2) above) is 2.04x.

4.

Reflects unfunded remaining portion of an initial $181,000,000 junior mezzanine facility of which $156,000,000 was funded at closing and subsequently repaid prior to the Cut-Off Date.

40

Appraised Value:

Cut-Off Date LTV:

U/W NCF:

U/W NCF DSCR:

Ownership Interest:

Reserves:

Lockbox:

Defeasance/Prepayment:

Mezzanine Debt:

$1,590,000,000 (as of 8/1/2006)

42.5%(1)

$81,661,628(2)

1.86x(3)

Fee

Upfront reserves in the amounts of $23,293,997 for Ropes & Gray reserve, $5,814,804 for required repairs and $2,518,475 for tenant rollover. Springing reserves for taxes, capital expenditures and leasing commissions, and insurance, upon occurrence and continuance of event of default or DSCR less than 1.05x, provided however, insurance reserves not required if borrower delivers satisfactory evidence to lender of payment of insurance premiums.

Hard

Defeasance permitted beginning two years after securitization. Prepayment without penalty permitted three months prior to maturity date.

Three mezzanine loans aggregating $275,000,000 which are co-terminus with first mortgage loan and subject to an intercreditor agreement which complies with rating agency guidelines. A junior mezzanine facility in the amount of up to $25,000,000(4) will be available during the term of the loan. Following repayment of the junior mezzanine facility, additional mezzanine debt is permitted up to $95,000,000 subject to combined DSCR of not less than 1.29x, combined LTV not greater than 59.75%, and subject to an intercreditor agreement which complies with rating agency guidelines.

Investment Grade and Significant Mortgage Loans

Extendicare Portfolio

Investment Grade and Significant Mortgage Loans

___________________________

1.

S&P and Fitch have confirmed to us that these ratings reflect an assessment by each such rating agency that, in the context of the inclusion of the Extendicare Portfolio Mortgage Loan in the Trust, its
credit characteristics are consistent with the obligations that are so rated.

2.

Reflects the Extendicare Portfolio Mortgage Loan, which is part of the Extendicare Portfolio Loan Combination of $500,000,000. The amount of $500,000,000 comprises the two pari passu A Notes.

3.

Based on the Extendicare Portfolio pari passu A Notes totaling $500,000,000.

4.

Payments of interest only are required through and including the payment date in November 2009.

5.

The Extendicare Portfolio Properties are managed by affiliates of the borrowers.

6.

Weighted average as of 6/30/2006, based on allocated loan amounts and individual property occupancy.

41

Shadow Rating:

Purpose:

Cut-Off Date Balance:

Loan Per Bed:

Interest Rate:

Maturity Date:

Term to Maturity:

Amortization:

Sponsor:

Property:

Property Manager:

Location:

Year Built:

Occupancy:

AAA/AAA(1)

Recapitalization

$250,000,000(2)

$58,879(3)

6.6525% per annum

11/11/2011

5 years

25 years(4)

Extendicare Health Services, Inc.

Portfolio of 80 skilled nursing facilities and two skilled nursing and assisted living facilities with an aggregate of 8,492 beds

Self-Managed(5)

Kentucky (19), Indiana (14), Wisconsin (11), Ohio (11), Washington (10), Pennsylvania (9), Minnesota (4), Idaho (2), Delaware (1) and West Virginia (1)

1948-2000; renovated 1980-2006

93.9%(6) (as of 6/30/2006)

Investment Grade and Significant Mortgage Loans

Extendicare Portfolio (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

1.

Aggregate of the appraised values for the 82 properties securing the loan.

2.

The appraisal as of date for the Parkview Nursing Center is 9/1/2006.  The appraised values and appraisal as of dates for three of the Extendicare Portfolio properties are based on stabilized values and stabilized as of dates of 1/1/2007 for River's Bend Health & Rehab and as of 3/1/2007 for each of Willowcrest Care Center and Heritage Nursing & Rehab Center.

3.

Based on a loan amount of $500,000,000 that includes the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loan and calculated based on the aggregate of the appraised values for the 82 properties securing the loan.

4.

U/W NCF is the aggregate for the 82 Extendicare Properties.

5.

Weighted average for the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loan and calculated based on U/W NCF and interest-only payments during first three years based on an interest rate of 6.6525% calculated on an Actual/360 day basis.

6.

Weighted average for the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loan and calculated based on U/W NCF and annual debt constant of 8.2172065% commencing with payment date in December 2009.

7.

One of the Extendicare properties known as Arbors at Dayton Nursing and Subacute Center is a leasehold interest pursuant to a ground lease expiring on or about 10/23/2045.  Two of the Extendicare properties known as Cedar Springs Health and Rehab Center and River’s Bend Health and Rehab are fee interests in a commercial condominium units.

42

Appraised Value:

Cut-Off Date LTV:

U/W NCF:

Cut-Off Date U/W NCF DSCR:

U/W NCF DSCR:

Ownership Interest:

Reserves:

Lockbox:

Defeasance/Prepayment:

Partial Release of Properties:

Substitution of Properties:

$785,120,000(1) (as of 8/31/2006)(2)

63.7%(3)

$111,783,127(4)

3.31x(5)

2.72x(6)

Fee(7)

Upfront reserve in the amount of $3,000 for one-month’s ground rent.  On-going reserves for insurance, ground rent and taxes, provided however, insurance reserves not required if property is covered under Sponsor’s blanket insurance policy, ground rent reserves not required so long as borrower provides evidence of ground rent payments and tax reserves not required so long as, among other conditions, the Sponsor has delivered a guaranty of tax payments.  On-going monthly reserve for replacements in an amount equal to one-twelfth of the product of $300 multiplied by the aggregate number of beds at the Extendicare Portfolio facilities.

Hard

Prepayment in whole only permitted at any time, provided such prepayment is accompanied with payment of a prepayment consideration equal to the greater of 1% of the principal amount and yield maintenance. Defeasance permitted beginning two years after securitization. Prepayment in whole or in part without penalty permitted three months prior to maturity date.

Yes, permitted with defeasance.

Borrower will be permitted to substitute mortgage properties which are either (i) skilled nursing or (ii) assisted living facilities and whose aggregate allocated loan amounts represent up to 20% of the initial loan amount, subject to certain credit criteria including (i) DSCR test, (ii) minimum value test, and (iii) rating agency confirmation.

Investment Grade and Significant Mortgage Loans

Reston Town Center

Investment Grade and Significant Mortgage Loans

___________________________

1.

S&P and Fitch have confirmed to us that these ratings reflect an assessment by each such rating agency that, in the context of the inclusion of the Reston Town Center Mortgage Loan in the Trust, its credit characteristics are consistent with the obligations that are so rated.

2.

Reflects the Reston Town Center Mortgage Loan which is part of the Reston Town Center Loan Combination totaling $211,250,000.  The Reston Town Center Loan Combination includes a subordinate Non-Trust Loan in the amount of $89,750,000.

3.

Based solely on the Reston Town Center Mortgage Loan.

4.

The mortgage interest rate for the Reston Town Center Non-Trust Loan is 5.9948%.

5.

Retail sales and retail cost of occupancy for the 12 months ending 12/31/2005, excluding movie theater sales.

43

Shadow Rating:

Purpose:

Cut-Off Date Balance:

Loan Per Square Foot:

Interest Rate:

Maturity Date:

Term to Maturity:

Amortization:

Sponsor:

Property:

Property Manager:

Location:

Year Built:

Occupancy:

Retail Sales/SF

Retail Cost of Occupancy

AAA/AAA(1)

Refinance

$121,500,000(2)

$160(3)

5.5005%(4) per annum

10/11/2016

10 years

Interest Only

EOP Operating Limited Partnership

A Class A office complex with an aggregate of 758,364 square feet comprised of two Class A 11-story office buildings and one Class A 3-story office building aggregating 525,224 square feet of office space.  The property also includes a retail component aggregating 233,140 square feet including two parking garages (one with a retail component), a covered ice rink, and a 13-screen cinema.  The parking garages contain approximately 2,804 parking spaces.

Equity Office Management L.L.C., an affiliate of the borrower

Reston, VA

1988-1990; 1999

97.9% (as of 10/9/2006)

$527(5)

10.9%(5)

Major

Office

Tenants

:

Tenant

(1)

Approx.

Square Feet

% Total

Square Feet

(2)

% Total Base

Revenues

(3)

Rent

PSF

(4

)

Ratings

(5

)

Lease

Expiration Date

College Entrance Board

70,834

13.5%

13.1%

$33.71

NR

9/30/2009

Pfizer

62,974

12.0%

12.4%

$

35.92

AAA/AAA

9/30/2009

Metron, Inc.

45,387

8.6%

9.7%

$37.20

NR

2/29/2012

(6)

Learning Tree International

44,488

8.5%

8.9%

$36.54

NR

4/30/2011

Federal Home Loan Banks

27,203

5.2%

6.0%

$

39.

96

NR

7/31/2009

Office

Rollover Schedule:

Investment Grade and Significant Mortgage Loans

100.0%

$18,722,598

  100.0%

525,224

Total

-

-

0

100.0%

1.8

9,357

Vacant

100.0%

0.0

0

98.2%

0.0

0

2016 and beyond

100.0%

0.0

0

98.2%

0.0

0

2015

100.0%

0.0

0

98.2%

0.0

0

2014

100.0%

5.7

1,071,203

98.2%

7.0

36,700

2013

94.3%

5.0

941,884

91.2%

4.3

22,696

2012

89.2%

14.8

2,765,756

86.9%

13.5

70,939

2011

74.5%

3.7

690,431

73.4%

3.7

19,290

2010

70.8%

42.6

7,972,031

69.7%

41.7

219,271

2009

28.2%

9.8

1,843,896

28.0%

10.1

52,876

2008

18.4%

18.4

3,437,397

17.9%

17.0

89,546

2007

0.0%

   0.0%

$0

0.9%

   0.9%

4,549

(9)

   2006

(8)

Base Revenues

Cumulative % of Total

(8)

Revenues

As % of Total Base

(8)

Base Revenues

Approximate Expiring

(7)

Square Feet

Cumulative % of Total

(7)

Square Feet

As % of Total

(7)

Square Feet

Approximate Expiring

Year

44

___________________________

1.

Ranked by approximate square feet of the office component.

2.

The percentages of total square feet are based on the total office square footage of 525,224 at the property.

3.

The percentages of total base revenues are based on in-place underwritten base rental revenues for the office component, excluding vacant lease-up assumptions.

4.

Reflects in-place base rent.

5.

Credit ratings are those by S&P and Fitch, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

6.

Metron, Inc.’s lease expiration includes 22,691 square feet expiring 2/28/2007 which it currently subleases to College Entrance Board.  Metron, Inc. remains fully obligated under the terms of its lease.

7.

Based on total office square feet only.

8.

Based on in-place underwritten base rental revenue of the office component, excluding vacant lease-up assumptions.

9.

Includes any month-to-month tenants, including the management office.

Reston Town Center (cont.)

Investment Grade and Significant Mortgage Loans

Major

Retail

Tenants

:

Tenant

(1)

Approx.

Square Feet

% Total

Square Feet

(2)

% Total Base

Revenues

(

3

)

Rent

PSF

(4

)

Ratings

(5

)

Lease

Expiration Date

National Amusements (cinema)

51,511

22.1%

16.3%

$24.39

NR

2/15/2011

Clydes of Reston

12,310

5.3%

7.

4

%

$

46.25

NR

12/31/2010

McCormick and Schmick

11,176

4.8%

3.4%

$23.53

NR

12/31/2009

Pottery Barn

10,007

4.3%

3.7%

$28.50

NR

1/31/2014

Banana Republic

10,000

4.3%

4.0%

$31.05

BBB

-

/BBB

-

8/31/2008

Retail

Rollover Schedule:

Investment Grade and Significant Mortgage Loans

100.0%

$7,710,308

  100.0%

233,140

Total

-

-

0

100.0%

2.9

6,653

Vacant

100.0%

3.1

238,913

97.1%

3.0

6,925

2016 and beyond

96.9%

4.9

377,923

94.2%

4.0

9,436

2015

92.0%

7.2

554,383

90.1%

7.6

17,699

2014

84.8%

3.7

283,489

82.5%

2.5

5,806

2013

81.1%

1.8

140,540

80.0%

1.3

3,117

2012

79.3%

32.4

2,499,707

78.7%

35.9

83,663

2011

46.9%

12.5

961,046

42.8%

9.5

22,054

2010

34.4%

10.1

775,629

33.4%

11.0

25,606

2009

24.4%

8.5

652,477

22.4%

7.5

17,369

2008

15.9%

5.1

393,541

14.9%

4.1

9,614

2007

10.8%

10.8%

$832,660

10.8%

10.8%

25,198

(8)

   2006

(7)

Base Revenues

Cumulative % of Total

(7)

Revenues

As % of Total Base

(7)

Base Revenues

Approximate Expiring

(6)

Square Feet

Cumulative % of Total

(6)

Square Feet

As % of Total

(6)

Square Feet

Approximate Expiring

Year

45

___________________________

1.

Ranked by approximate square feet of the retail component.

2.

The percentages of total square feet are based on the total retail square footage of 233,140 at the property.

3.

The percentages of total base revenues are based on in-place underwritten base rental revenues for the retail component.

4.

Reflects in-place base rent.

5.

Credit ratings are those by S&P and Fitch, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

6.

Based on total retail square feet only.

7.

Based on in-place underwritten base rental revenue of the retail component, excluding vacant lease-up assumptions.

8.

Includes any month-to-month tenants.

Reston Town Center (cont.)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Reston Town Center (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

1.

Based on the Cut-Off Date Balance of the Reston Town Center Mortgage Loan, without regard to the Reston Town Center Non-Trust Loan.  The Cut-Off Date LTV of the entire Reston Town Center Loan Combination is 55.3%.

2.

Reflects in-place U/W NCF. Projected U/W NCF based on assumed mark-to-market rent adjustment applied to below-market tenant leases and certain other lease-up assumptions is $21,520,169.

3.

Calculated based on in-place U/W NCF and based on interest-only payments based on an interest rate of 5.5005% calculated on an Actual/360 day basis and without regard to the Reston Town Center Non-Trust Loan. The U/W NCF DSCR for the Reston Town Center Mortgage Loan based on the projected U/W NCF (described in footnote (2) above) and without regard to the Reston Town Center Non-Trust Loan is 3.18x.

4.

The U/W NCF DSCR for the entire Reston Town Center Loan Combination calculated based on interest-only payments based on a weighted average interest rate of 5.7105% calculated on an Actual/360 day basis is 1.58x.  The U/W NCF DSCR for the entire Reston Town Center Loan Combination based on the projected U/W NCF (described in footnote (2) above) is 1.76x.

5.

A portion of the property includes the leasehold interest in 8,502 square feet of retail space located on the ground floor of the neighboring Hyatt Regency Hotel leased under a 99-year lease from Hyatt, expiring 10/20/2095 at a rent of $1 per annum.

46

Appraised Value:

$382,000,000 (as of 9/1/2006)

Cut-Off Date LTV:

31.8%(1)

U/W NCF:

U/W NCF DSCR:

$19,327,238(2)

2.85x(3)(4)

Ownership Interest:

Fee(5)

Reserves:

Springing reserves for taxes, insurance, replacements and tenant rollover.  In addition, Sponsor will provide a guaranty in an amount not to exceed $40 per square foot for the 2009 rollover space if College Entrance Board or Pfizer do not renew their respective leases one year prior to expiration.

Lockbox:

Hard

Defeasance/Prepayment:

Defeasance permitted beginning two years after securitization. Prepayment without penalty permitted six months prior to maturity date.

Mezzanine Debt:

Future mezzanine financing permitted subject to certain conditions including combined DSCR (including mezzanine financing) of at least 1.25x, combined LTV not exceeding 75% and delivery of an intercreditor agreement that complies with rating agency guidelines.

Investment Grade and Significant Mortgage Loans

Other Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Other Significant Mortgage Loan Characteristics

Name

Property

Type

Cut

-

Off Date

Balance

Percent of

Initial

Mortgage

Pool Balance

Cut

-

Off Date

U/W NCF

DSCR

(1)

U/W NCF

DSCR

(2)

Cut

-

O

ff

Date LTV

(3)

Colony Square

Office

$116,000,000

3.

8

%

1.

37

x

1.

37x

(

4)

68.2%

Republic P

ortfolio

Office

1

00

,000,000

3.

3

1.38

(

5

)

1.

17

(

6

)

69.0

Government Property Advisors Portfolio

Office

96,476,000

3.

2

1.20

1.20

80.0

Arizona Retail Portfolio

Retail

86,000,000

2.

8

1.20

1.20

(7

)

79.9

Midtown Plaza

Office

65,000

,000

2.

2

1.40

1.40

(8

)

69.1

Martin Resorts

Hotel

50,000,000

1.

7

1.

8

6

(9

)

1.57

(10

)

61.2

Total/Weighted Average:

-

$

513,476

,000

17.0

%

1.36

x

1.29

x

72.0

%

47

___________________________

See footnotes on next page.

Investment Grade and Significant Mortgage Loans

Other Significant Mortgage Loans (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

1.

Cut-Off Date U/W NCF DSCR reflects the U/W NCF DSCR for amortizing and full-term interest only loans and the debt service coverage ratio as of the Cut-Off Date based on interest only payments for mortgage loans that provide for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity.

2.

Calculated based on U/W NCF, and debt service constant or interest rate, as applicable.

3.

Calculated based on Cut-Off Date Balance and the related or estimated appraised value.

4.

Calculated based on in-place U/W NCF and based on interest-only payments based on an interest rate of 5.762% calculated on an Actual/360 day basis. The U/W NCF DSCR for the Colony Square Mortgage Loan based on the projected U/W NCF is 1.45x.

5.

Calculated based on U/W NCF and interest-only payments based on the initial interest rate of 6.090% calculated on an Actual/360 day basis.

6.

Calculated based on U/W NCF and annual debt constant of 7.2642% commencing with payment date in November 2013.

7.

U/W NCF includes 28,875 square feet of recently executed leases, the tenants for which leases have not yet taken occupancy. The sponsors have guaranteed the amount of $4,680,456, which represents the loan proceeds allocable to the cash flow differential between the current in-place cash flow, and the projected cash flow including the recently executed leases.  The guaranty terminates upon, among other things, such tenants having taken occupancy and commenced paying full unabated rent.  Based on current in-place net cash flow, the DSCR is 1.13x.

8.

Calculated based on in-place U/W NCF and based on interest-only payments based on an interest rate of 5.762% calculated on an Actual/360 day basis. The U/W NCF DSCR for the Midtown Plaza Mortgage Loan based on the projected U/W NCF is 1.49x.

9.

Calculated based on U/W NCF and interest-only payments based on the interest rate of 5.956% calculated on an Actual/360 day basis.

10.

Calculated based on U/W NCF and annual debt constant of 7.161% commencing with the payment date in March 2010.

48

Investment Grade and Significant Mortgage Loans

Colony Square

Investment Grade and Significant Mortgage Loans

49

Purpose:

Cut-Off Date Balance:

Loan Per Square Foot:

Interest Rate:

Maturity Date:

Term to Maturity:

Amortization:

Sponsor:

Property:

Property Manager:

Location:

Year Built:

Occupancy:

Acquisition

$116,000,000

$140

5.762% per annum

10/11/2011

5 years

Interest Only

Tishman Speyer Real Estate Venture VI, L.P., and an affiliate of Lehman Brothers

Class A office complex comprised of two office towers, retail space, and an underground garage totaling
827,252 square feet of net rentable area

Tishman Speyer Properties, L.P., an affiliate of the borrower

Atlanta, GA

1970, 1973; renovated 1980, 1998

91.1% (as of 9/1/2006)

Investment Grade and Significant Mortgage Loans

Colony Square (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

1.

Ranked by approximate total square feet.

2.

The percentages of total base revenues are based on in-place underwritten base rental revenues.

3.

Reflects in-place base rent.

4.

Credit ratings are those by S&P and Fitch, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

5.

WebMD’s lease provides for a termination option effective 8/31/2008, provided the tenant gives notice no later than 11/30/2007 and simultaneously, with the termination notice, pays a fee equal to five months of the then current rent.

6.

Based on in-place underwritten base rental revenues.

7.

Includes any month-to-month tenants.

50

Year

Approximate Expiring

Square Feet

As % of Total

Square Feet

Cumulative % of Total

Square Feet

Approximate Expiring

Base Revenues

(6)

As % of Total Base

Revenues

(6)

Cumulative % of Total

Base Revenues

(6)

   2006

(7)

56,480

   6.8%

6.8%

$1,188,789

   6.5%

7.6%

2007

78,658

9.5

16.3%

1,747,741

11.2

18.8%

2008

84,793

10.2

26.6%

1,734,274

11.1

29.9%

2009

175,090

21.2

47.8%

3,635,252

23.3

53.2%

2010

79,484

9.6

57.4%

1,725,435

11.0

64.2%

2011

63,866

7.7

65.1%

1,311,743

8.4

72.6%

2012

25,185

3.0

68.1%

542,659

3.5

76.1%

2013

2,753

0.3

68.5%

74,248

0.5

76.6%

2014

83,117

10.0

78.5%

1,569,310

10.0

86.6%

2015

47,634

5.8

84.3%

911,379

5.8

92.4%

2016 and beyond

56,775

6.9

91.1%

1,181,150

7.6

100.0%

Vacant

73,417

8.9

100.0%

0

-

-

Total

827,252

  100.0%

$15,621,980

100.0%

Major Tenants:

Tenant

(1)

Approx.

Square Feet

% Total

Square Feet

% Total Base

Revenues

(2)

Rent

PSF

(3)

Ratings

(4)

Lease Expiration

Date

Merrill Lynch

, Pierce, Fenner

94,590

11.4%

13.0

%

$

21.42

A+/

AA

-

4/30/2009

AIG Aviation

, Inc.

51,059

6.2

%

6.7

%

$

20.43

A

A/

AA

4/30/2016

CBS Radio East

, Inc.

29,688

3.6

%

3.6

%

$

1

8

.

77

BBB+/

BBB

1/31/2015

WebMD

, Inc.

28,816

3.5

%

3.7

%

$

20.00

NR

8/31/2010

(5)

Lord, Aeck and Sargent

, Inc.

26,986

3.3

%

3.8

%

$

21.

51

NR

1/31/2014

Rollover Schedule:

Investment Grade and Significant Mortgage Loans

Colony Square (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

1.

Reflects in-place U/W NCF. Projected U/W NCF based on assumed lease-up assumptions is $9,809,136.

2.

Calculated based on in-place U/W NCF and based on interest-only payments based on an interest rate of 5.762% calculated on an Actual/360 day basis. The U/W NCF DSCR for the Colony Square Mortgage Loan based on the projected U/W NCF (described in footnote (1) above) is 1.45x.

51

Appraised Value:

$170,000,000 (as of 8/1/2006)

Cut-Off Date LTV:

68.2%

U/W NCF:

$9,316,923(1)

U/W NCF DSCR:

1.37x(2)

Ownership Interest:

Fee

Reserves:

Upfront reserve in the amount of $864,487 for unfunded tenant obligations.  On-going reserves for tenant improvements, replacements, taxes, and insurance, provided however, insurance reserves not required if property is covered under Sponsor’s blanket insurance policy.

Lockbox:

Hard

Defeasance/Prepayment:

Defeasance permitted beginning two years after securitization. Prepayment with penalty permitted 12 months prior to maturity date and prepayment without penalty permitted six months prior to maturity date.

Mezzanine Debt:

Unfunded subordinate mezzanine facility in the amount of up to $35,000,000 of which $12,170,744 is allocated to the property.

Investment Grade and Significant Mortgage Loans

Republic Portfolio

Investment Grade and Significant Mortgage Loans

___________________________

1.

Payments of interest only are required through and including the payment date in October 2013.

2.

The occupancy as of date for Building 8 is 9/6/2006.

52

Purpose:

Refinance

Cut-Off Date Balance:

$100,000,000

Loan Per Square Foot:

$188

Interest Rate:

6.090% per annum

Maturity Date:

10/1/2016

Term to Maturity:

10 years

Amortization:

30 years(1)

Sponsor:

Republic Property Limited Partnership

Property:

Eight single and multi-story Class A office buildings totaling 531,008 square feet of net rentable area

Property Manager:

Republic Properties Corporation

Location:

Herndon, VA

Year Built:

1998, 2000

Occupancy:

93.0% (as of 9/1/2006)(2)

Major Tenants:

Tenant

(1)

Approx.

Square Feet

% Total

Square Feet

% Total Base

Revenues

(2)

Rent

PSF

(3)

Ratings

(4)

Lease Expiration

Date

Cisco

108,858

20.5

%

21.3

%

$

23.29

A+

/

NR

3/31/

20

16

(

5

)

TASC

49,300

9.3

%

7.8

%

$

18.73

BBB+

/

BB+

6/30/

20

08

(

6

)

GSA National

Park Service

44,906

8.5

%

10.0

%

$

26.44

NR

9/30/

20

09

Focus Bio

-

Inova

44,030

8.3

%

9.2

%

$

24.83

NR

10/31/

20

08

(

7

)

Honeywell

31,561

5.9

%

6.8

%

$

25.50

A

/A+

9/30/

20

11

(

8

)

Rollover Schedule:

100.0%

$11,877,199

  100.0%

531,008

Total

-

-

0

100.0%

7.0

37,297

Vacant

100.0%

21.3

2,535,449

93.0%

20.5

108,858

2016 and beyond

78.7%

0.0

0

72.5%

0.0

0

2015

78.7%

1.5

182,985

72.5%

1.6

8,496

2014

77.1%

0.0

0

70.9%

0.0

0

2013

77.1%

0.0

0

70.9%

0.0

0

2012

77.1%

29.0

3,440,516

70.9%

24.7

130,953

2011

48.1%

14.0

1,662,310

46.2%

13.4

71,259

2010

34.1%

10.0

1,187,427

32.8%

8.5

44,906

2009

24.2%

17.0

2,016,431

24.3%

17.6

93,330

2008

7.2%

3.8

445,742

6.8%

3.8

20,261

2007

3.4%

   3.4%

$406,339

2.9%

   2.9%

15,648

2006

(9)

Base Revenues

Cumulative % of Total

Revenues

As % of Total Base

Base Revenues

Approximate Expiring

Square Feet

Cumulative % of Total

Square Feet

As % of Total

Square Feet

Approximate Expiring

Year

53

___________________________

1.

Ranked by approximate total square feet.

2.

The percentages of total base revenues are based on in-place underwritten base rental revenues excluding vacant lease-up assumptions.

3.

Reflects in-place underwritten base rent.

4.

Credit ratings are those by S&P and Fitch, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

5.

Cisco’s lease provides for termination options on 10/31/2010 and 10/31/2012.

6.

TASC’s lease provides for two, five-year renewal options.

7.

Focus Bio-Inova’s lease provides for two, five-year renewal options.

8.

Honeywell’s lease provides for one, five-year renewal option.

9.

Based on underwritten base rental revenues excluding vacant lease-up assumptions.

Investment Grade and Significant Mortgage Loans

Republic Portfolio (cont.)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Republic Portfolio (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

1.

The appraisal as of date for Building 8 is 9/12/2006.

2.

Calculated based on U/W NCF and interest-only payments based on the initial interest rate of 6.090% calculated on an Actual/360 day basis.

3.

Calculated based on U/W NCF and annual debt constant of 7.260% commencing with payment date in November 2013.

54

Appraised Value:

Cut-Off Date LTV:

U/W NCF:

Cut-Off Date U/W NCF DSCR:

U/W NCF DSCR:

Ownership Interest:

Reserves:

Lockbox:

Defeasance/Prepayment:

$144,900,000 (as of 10/24/2006)(1)

69.0%

$8,508,900

1.38x(2)

1.17x(3)

Fee

At closing, Sponsor provided a $5,000,000 letter of credit as security for payment of the debt and the performance of borrower’s obligations under the loan documents.  Upon the occurrence and continuance of an event of default, lender may draw upon the letter of credit.  Springing reserves for taxes and insurance upon occurrence and continuance of event of default, provided however, insurance reserves not required if property is covered under Sponsor’s blanket insurance policy.  Following the occurrence and continuance of an event of default, borrower is required to make monthly deposits into a replacement reserve account until the minimum escrow balance of $318,606 is achieved.

None

Defeasance permitted beginning two years after securitization. Prepayment without penalty permitted four months prior to maturity date.

Investment Grade and Significant Mortgage Loans

Government Property Advisors Portfolio

Investment Grade and Significant Mortgage Loans

___________________________

1.

As of the Cut-Off Date.

2.

The occupancy percentage is the overall weighted average occupancy based on allocated loan amounts and rent rolls dated as of 11/1/2006.

55

Purpose:

Cut-Off Date Balance:

Loan Per Square Foot:

Interest Rate:

Maturity Date:

Term to Maturity:

Amortization:

Sponsor:

Property:

Property Manager:

Location:

Year Built:

Occupancy:

Refinance

$96,476,000(1)

$91

6.110% per annum

11/11/2011

5 years

Interest Only

D. James Barton and Gregg Barton

A portfolio of 38 single-tenant office buildings containing a total of 1,061,763 square feet

BGP Management, LLC, an affiliate of the borrower

Alabama (1), Arizona (3), California (1), Illinois (1), Michigan (3), Missouri (1), Montana (1), New Jersey (1), New Mexico (1), Ohio (1), Oklahoma (1), Pennsylvania (2), Texas (19), Virginia (1), Wisconsin (1)

Various: 1955-2005

99.5% (as of 11/1/2006)(2)

Major

Tenants:

Tenant

Number of

Properties

Approx.

Square Feet

% Total

Square Feet

% Total Base

Revenues

Rent

PSF

Lease Expiration

Date

(1

)

United States of America

:

General Services Administration

(2

)

22

626,226

59.0%

64.4

%

$13.75

Various

(2)

State of Te

xas

(3)

14

305,749

28.8

%

22.1

%

$9.69

Various

(3)

State of Michigan

(4)

1

77,674

7.3%

9.1

%

$15.65

2/28/

20

11

State of Ohio

(5)

1

40,708

3.8%

4.4

%

$14.50

6/30/

20

07

Appraised Value:

$120,595,000

(6)

Cut

-

Off Date LTV:

80.0%

Cut

-

Off Date U/W DSCR:

:

1.20

x

U/W NCF:

$7,160

,

225

Ownership Interest:

Fee (37 mortgaged properties); Leasehold (one mortgaged property)

56

___________________________

1.

Lease expiration is based on the actual lease expiration date.  Various tenants have termination options resulting in potential lease expiration as follows: 245,354 square feet in 2007, 131,611 squarefeet in 2008, 99,554 square feet in 2009, 57,126 square feet in 2010, 108,000 square feet in 2011, 298,318 square feet in 2012, 35,311 square feet in 2013, and 75,083 square feet after 2013.   Additionally, 12 leases, totaling 250,200 square feet and 18.9% of base rent, are subject to appropriations clauses that allow for termination based on reduced funding and may occur at any time provided written noticed to the landlord.

2.

The United States of America: General Services Administration leases space allocated to various federal agencies, including the Department of Homeland Security, the United States Drug Enforcement Agency, United States Postal Service, Public Buildings Service, United States Customs Service, Social Security Administration, Bureau of Land Management, Internal Revenue Services, Veterans Administration and Department of Agriculture Forest Service. Lease expirations at the 22 properties are as follows: one tenant (55,090 square feet) in 2009, two tenants (total of 27,529 square feet) in 2010, five tenants (total of 159,026 square feet) in 2011, four tenants (total of 227,903 square feet) in 2012, one tenant (8,432 square feet) in 2013, and nine tenants (total of 148,246 square feet) after 2013.

3.

The State of Texas leases space allocated to various state agencies, including the Department of Human Services, Department of Family Protective Services, Health and Human Services Commission and Texas Building and Procurement Commission. Lease expirations at the 14 properties are as follows: one tenant (8,344 square feet) in 2007, four tenants (total of 106,939 square feet) in 2008, three tenants (total of 44,464 square feet) in 2009, two tenants (total of 29,597 square feet) in 2010, one tenant (45,990 square feet) in 2011, and three tenants (total of 70,415 square feet) in 2012.

4.

The State of Michigan leases space allocated to the Department of Police.

5.

The State of Ohio leases space allocated to the Department of Administrative Services.

6.

Aggregate of the appraised values for the 38 mortgaged properties securing the Government Property Advisors Portfolio Mortgage Loan.  Appraisals conducted between 6/1/2006 and 10/4/2006.

Investment Grade and Significant Mortgage Loans

Government Property Advisors Portfolio (cont.)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Government Property Advisors Portfolio (cont.)

Investment Grade and Significant Mortgage Loans

57

Reserves:

Release of Properties:

Substitution of Properties:

Lockbox:

Prepayment:

Mezzanine Debt:

Upfront reserve for ground rent.  Monthly reserves for real estate taxes, insurance, tenant improvements and leasing commissions and capital expenditures.

Yes

Yes

Hard

Defeasance permitted beginning two years after securitization.  Prepayment without penalty permitted one month prior to the maturity date.

Mezzanine loan in the aggregate amount of $20,020,071, which is co-terminous with the mortgage loans and subject to an intercreditor agreement that complies with rating agency criteria, with the mezzanine lender an affiliate of Rubicon American Trust.

Investment Grade and Significant Mortgage Loans

Arizona Retail Portfolio

Investment Grade and Significant Mortgage Loans

___________________________

1.

As of the Cut-Off Date.

2.

The occupancy percentage is the overall weighted average underwritten occupancy based on allocated loan amounts. Underwritten occupancy includes 28,875 square feet of recently executed leases, the tenants for which leases have not yet taken occupancy. The sponsors have guaranteed the amount of $4,680,456, which represents the loan proceeds allocable to the cash flow differential between the current in-place cash flow, and the projected cash flow including the recently executed leases  The guaranty terminates upon, among other things, such tenants taking occupancy and commencing payment of full unabated rent.

58

Purpose:

Cut-Off Date Balance:

Loan Per Square Foot:

Interest Rate:

Maturity Date:

Term to Maturity:

Amortization:

Sponsor:

Property:

Property Manager:

Location:

Year Built:

U/W Overall Occupancy:

Refinance

$86,000,000(1)

$143

6.180% per annum

11/11/2016

10 years

Interest Only

Alex Papakyriakou and Ron N. Barness

Portfolio of 12 unanchored retail centers, one single tenant retail property, and one shadow anchored retail center, totaling 600,178 square feet of gross leasable area

RBI Management Services, LLC, an affiliate of the borrower

Various cities throughout the Phoenix, AZ MSA

1964-2006

89.9%(2) (as of rent rolls dated 7/18/2006-11/1/2006)

Investment Grade and Significant Mortgage Loans

Arizona Retail Portfolio (cont.)

Investment Grade and Significant Mortgage Loans

Top Five Retail Tenants

Tenant

Square Feet

% Base Rent

Sales psf

(6)

Lease End Date

Claim Jumper Restaurant

(2)

14,000

4.8%

NAP

11/30/2022

Basha’s

(1)(3)

43,723

3.7%

$238

6/30/2007

Asiana Market

(1)(4)

35,534

3.4%

NAP

12/31/2010

Record Town USA, LLC (d

/b/a FYE Music and Movies)

9,400

3.1%

NAP

1/31/2011

Cornerstone Productions, Inc. (d/b/a TGI Fridays)

(5)

9,100

1.5%

NAP

6/30/2010

Appraised Value:

$107,700,000

(7)

(as of 7/24/2006-8/25/2006)

Cut

-

Off Date LTV:

79.9%

U/W NCF:

$6,446,213

(8)

U/W NCF D

SCR:

1.20x

(7)

Ownership Interest:

Fee

59

___________________________

1.

The related borrower has master leased this space (as well as the 6,079 square feet occupied by Blockbuster Inc. at the Blockbuster-Elliot/McClintock Pad Property) for a period of 12 years. If the in- place tenant does not renew its current lease at expiration or vacates, and, among other things, the space is subsequently leased to a replacement tenant under terms satisfactory to lender, the master lease for that space shall terminate.  Rent for such tenants has been underwritten pursuant to the terms of the leases in place.

2.

The tenant is located at Scottsdale Promenade.

3.

The tenant is located at Cooper Village.

4.

The tenant is located at Union Crossing Shopping Center.

5.

The tenant has recently executed a lease at Chandler Mercado but has yet to take occupancy.

6.

Per information provided by the Borrower.  Represents sales per square foot as of 12/31/2005.

7.

Represents the aggregate appraised value: $2,200,000 (Blockbuster) as of 7/24/2006, $3,000,000 (Casa Grande) as of 8/7/2006, $10,000,000 (Chandler Mercado) as of 7/24/2006, $11,500,000 (Cooper Village) as of 8/16/2006, $4,300,000 (Fairway Park) as of 8/1/2006, $7,400,000 (Glendale Square) as of 7/24/2006, $3,100,000 (Greenway Village) as of 8/15/2006, $5,200,000 (Higley Pecos) as of 8/2/2006, $1,750,000 (McQueen Guadalupe) as of 7/24/2006, $34,500,000 (Scottsdale Promenade) as of 7/31/2006, $2,100,000 (Sunflower Plaza) as of 8/1/2006, $2,950,000 (Tempe Scottsdale) as of 7/24/2006, $6,700,000 (Three Fountains) as of 8/4/2006, and $13,000,000 (Union Crossing) as of 8/25/2006.

8.

U/W NCF includes nine recently executed leases totaling 28,875 square feet, the tenants for which leases have not yet taken occupancy. The sponsors have guaranteed the amount of $4,680,456, which represents the loan proceeds allocable to the cash flow differential between the current in-place cash flow, and the projected cash flow including the recently executed leases.  The guaranty terminates upon, among other things, such tenants taking occupancy and commencing payment of full unabated rent.  Based on current in-place net cash flow, the DSCR is 1.13x.

Investment Grade and Significant Mortgage Loans

Arizona Retail Portfolio (cont.)

___________________________

1.

The borrower may not release Scottsdale Promenade, Union Crossing, Cooper Village or Chandler Mercado. The release of an Arizona Retail mortgaged property is subject, but not limited to (i) the DSCR of the remaining properties after such release being no less than 1.45x, and (ii) the LTV of the remaining properties after such release not exceeding 80%.

60

Investment Grade and Significant Mortgage Loans

Reserves:

Monthly reserves for real estate taxes, insurance, tenant improvements and leasing commissions and capital expenditures.

Release of Properties:

Yes(1)

Substitution of Properties:

No

Lockbox:

Hard

Prepayment:

Defeasance beginning two years after securitization.  Prepayment without penalty permitted two months prior to maturity date.

Subordinate Financing:

None

Other Reserves/Guarantees:

The sponsors have executed a guaranty for $10,000,000 of the loan proceeds until the Arizona Retail Mortgaged Properties achieve a DSCR of 1.40x.

The sponsors have executed a guaranty for $4,680,456, which represents proceeds allocable to the cash flow differential between the current in-place cash flow and the projected cash flow including 28,875 square feet of recently executed leases, the tenants for which leases have not yet taken occupancy.  The guaranty will be reduced pro rata upon receipt of satisfactory estoppel certificates from each such tenant, stating that, among other things, the tenant has taken occupancy and commenced paying full unabated rent.

The sponsors have provided a guaranty for the payment of the applicable allocated loan amounts, upon an event of default, following an insured casualty at the (i) Cooper Village premises, (ii) Elliot/McClintock premises, (iii) Higley and Pecos premises, (vi) Longmore and Southern premises and (vii) Scottsdale Promenade premises.

Investment Grade and Significant Mortgage Loans

Midtown Plaza

61

Investment Grade and Significant Mortgage Loans

Purpose:

Acquisition

Cut-Off Date Balance:

$65,000,000

Loan Per Square Foot:

$132

Interest Rate:

5.762% per annum

Maturity Date:

10/11/2011

Term to Maturity:

5 years

Amortization:

Interest Only

Sponsor:

Tishman Speyer Real Estate Venture VI, L.P., and an affiliate of Lehman Brothers

Property:

Two Class A office buildings with 494,012 square feet of net rentable area and a 0.69 acre development parcel that could be developed into approximately 300,000 square feet of office or residential space.

Property Manager:

Tishman Speyer Properties, L.P., an affiliate of the borrower

Location:

Atlanta, GA

Year Built:

1984 and 1985

Occupancy:

88.6% (as of 9/1/2006)

Major Tenants:

Tenant

(1)

Approx.

Square Feet

% Total

Square Feet

% Total Base

Revenues

(2)

Rent

PSF

(3)

Ratings

(4)

Lease Expiration

Date

Invesco Institutional

130,390

26.4

%

34.8

%

$

26.23

BBB+/BBB+

7/31/2008

Shapiro Fussell

and Wedge

23,586

4.8

%

5.

8

%

$

2

3.7

9

NR

9/3

0/2007

Atlanta Capital Management

, Co., LLC

22,540

4.6

%

4.8

%

$

2

0.50

BBB+/

NR

12/31/200

9

Collier’s Cauble & Company

18,121

3.7

%

4.4

%

$

2

3.43

NR

12/31/2008

Nelson Associates

16,324

3.3

%

3.1

%

$

18.80

NR

1/13/2017

Rollover Schedule:

100.0%

$9,838,599

  100.0%

494,012

Total

-

-

0

100.0%

11.4

56,461

Vacant

100.0%

9.3

914,103

88.6%

9.5

47,120

2016 and beyond

90.7%

0.3

27,986

79.0%

0.7

3,588

2015

90.4%

1.3

124,542

78.3%

1.4

6,919

2014

89.2%

1.4

136,778

76.9%

1.4

7,061

2013

87.8%

2.2

219,434

75.5%

2.3

11,253

2012

85.5%

6.9

679,911

73.2%

6.7

33,177

2011

78.6%

7.7

757,142

66.5%

6.8

33,432

2010

70.9%

7.1

693,774

59.7%

6.7

33,025

2009

63.9%

44.9

4,414,864

53.0%

34.7

171,235

2008

19.0%

14.5

1,422,055

18.4%

12.5

61,590

2007

4.6%

   4.6%

$448,010

5.9%

   5.9%

29,151

(6)

   2006

(5)

Base Revenues

Cumulative % of Total

(5)

Revenues

As % of Total Base

(5)

Base Revenues

Approximate Expiring

Square Feet

Cumulative % of Total

Square Feet

As % of Total

Square Feet

Approximate Expiring

Year

62

___________________________

1.

Ranked by approximate total square feet.

2.

The percentages of total base revenues are based on in-place underwritten base rental revenues.

3.

Reflects in-place base rent.

4.

Credit ratings are those by S&P and Fitch, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

5.

Based on in-place underwritten base rental revenues.

6.

Includes any month-to-month tenants.

Investment Grade and Significant Mortgage Loans

Midtown Plaza (cont.)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Midtown Plaza (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

1.

Aggregate of the appraised values based on appraised value of $89,750,000 for the Midtown Plaza office buildings and $4,340,000 for the development parcel.

2.

The Midtown Plaza office buildings were appraised as of 10/5/2006 and the development parcel was appraised as of 8/1/2006.

3.

Reflects in-place U/W NCF. Projected U/W NCF based on assumed mark-to-market rent adjustment applied to below-market tenant leases and certain other lease-up assumptions is $5,670,267.

4.

Calculated based on in-place U/W NCF and based on interest-only payments based on an interest rate of 5.762% calculated on an Actual/360 day basis. The U/W NCF DSCR for the Midtown Plaza Mortgage Loan based on the projected U/W NCF (described in footnote (3) above) is 1.49x.

63

Appraised Value:

Cut-Off Date LTV:

U/W NCF:

U/W NCF DSCR:

Ownership Interest:

Reserves:

Lockbox:

Defeasance/Prepayment:

Mezzanine Debt:

$94,090,000(1) (as of 10/5/2006)(2)

69.1%

$5,317,074(3)

1.40x(4)

Fee

Upfront reserve in the amount of $749,751 for unfunded tenant obligations.  On-going reserves for tenant improvements, replacements, taxes and insurance, provided however, insurance reserves not required if insurance premiums have been paid under Sponsor’s blanket insurance policy.

Hard

Defeasance permitted beginning two years after securitization. Prepayment with penalty permitted 12 months prior to maturity date and prepayment without penalty permitted six months prior to maturity date.  Partial prepayment permitted at anytime in relation to the release of the development parcel at $3,150,000, and if prior to 12 months from maturity date, with penalty.

Unfunded subordinate mezzanine facility in the amount of up to $35,000,000 of which $6,814,159 is allocated to the property.

Investment Grade and Significant Mortgage Loans

Martin Resorts

Investment Grade and Significant Mortgage Loans

___________________________

1.

As of the Cut-Off Date.

2.

Payments of interest only are required through and including the payment date in February 2010.

3.

Overall Weighted Average Occupancy is the overall weighted average occupancy of each of the portfolio properties for the trailing 12 months through 7/31/2006.  The underwritten occupancy for the Avila Lighthouse Suites mortgaged property is based on the appraiser’s analysis of market occupancy, which is higher than the trailing 12 month occupancy, as the mortgaged property opened for business in December 2005.

4.

Overall Weighted Average ADR is the overall weighted average daily rate based on average daily rate for each of the portfolio properties for the 12 months ending 6/30/2006.  The underwritten average daily rate for the Avila Lighthouse Suites mortgaged property is based on Competitive Set Average RevPar.

5.

Overall Weighted Average RevPAR is the overall weighted average revenue per available room based on revenue per available room for each of the portfolio properties for the 12 months ending 6/30/2006, subject to certain occupancy adjustments.

64

Purpose:

Cut-Off Date Balance:

Loan Per Square Foot:

Interest Rate:

Maturity Date:

Term to Maturity:

Amortization:

Sponsor:

Property:

Property Manager:

Location:

Year Built:

Overall Weighted Average Occupancy:

Overall Weighted Average ADR:

Overall Weighted Average RevPAR:

Refinance

$50,000,000(1)

$133,333

5.956% per annum

10/11/2016

10 years

30 years(2)

Noreen Martin, Tom and Noreen Martin Family Trust u/t/d March 21, 2005, The Meghan Noreen
Martin Trust,  Julia Marie Martin and Donald Westfall, and John and Laura Sherlock

Three limited-service and two full-service hotel properties containing a total of 375 rooms

Martin Hotel Management, Inc.

Pismo Beach (3), Paso Robles (1) and Avila Beach (1), San Luis Obispo County, California

1941-2005; renovated 2001-2003

71.4%(3)

$154.54(4)

$112.34(5)

Investment Grade and Significant Mortgage Loans

Martin Resorts (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

1.

Aggregate of the appraised values of the five properties securing the loan.

2.

Calculated based on U/W NCF and interest-only payments based on the initial interest rate of 5.956% calculated on an Actual/360 day basis.

3.

Calculated based on an U/W NCF and annual debt constant of 7.161% commencing with payment date in March 2010.

65

Hotel/Location:

Total

Rooms

Built

Reno

vated

U

/

W Occ

.

U/W

ADR

U/W

RevPAR

Appraised

Value

Alloc. Loan

Amount

Paso Robles Inn

98

1941

2005

70.4%

$135.34

$95.31

$16,600,000

$10,500,000

Best Western Shore Cliff Lodge

100

1970

2001

84.0%

$132.63

$111.41

$1

3,700,000

$9,500,000

Best Western Shelter Cove Lodge

53

1986

2001

78.8%

$155.05

$122.22

$13,300,000

$9,250,000

Pismo Lighthouse Suites

70

1988

2003

61.0%

$199.03

$121.42

$18,400,000

$10,750,000

Avila Lighthouse Suites

54

2005

NAP

65.0%

$190.00

$123.5

0

$19,700,000

$10,000,000

Total:

375

71.4

%

$

154.54

$

112.34

$81,700,000

$50,000,000

Appraised Value:

$81,700,000

(1)

(as of

8/15/2006 and 8/16/2006)

Cut-Off Date LTV:

61.2%

U/W NCF:

$5,627,958

Cut-Off Date U/W NCF DSCR:

1.86x

(2)

U/W NCF DSCR:

1.57x

(3)

Ownership Interest:

Fee

Investment Grade and Significant Mortgage Loans

Martin Resorts (cont.)

Investment Grade and Significant Mortgage Loans

66

Reserves:

Upfront reserve in the amount of $950,000 for Paso Robles Inn capital improvements.  Upfront collateral escrow fund in the amount of $300,000, to be held for the term of the loan.  On-going monthly FF&E reserve of $41,667.67 up to the cap of $1,000,000.  On-going reserves for real estate taxes and insurance premiums.

Lockbox:

Hard

Prepayment/Yield Maintenance:

Defeasance permitted beginning two years after securitization.  Prepayment without penalty permitted three months prior to maturity date.

Partial Prepayment/Release:

Borrower has the right to release any one (1) individual property anytime after six months following the closing of the loan provided borrower pays to lender the adjusted release amount, which is 125% of the allocated loan amount allocated to the individual property and a prepayment premium (yield maintenance formula).

Investment Grade and Significant Mortgage Loans

Top Ten Loans

Investment Grade and Significant Mortgage Loans

___________________________

See footnotes on next page.

67

Top Ten Loan Characteristics

Name

Property

Type

Number of

Properties

Cut

-

Off Date

Balance

Percent of

Initial

Mortgage

Pool Balance

Cut

-

Off

Date U/W

NCF

DSCR

(1

)

U/W NCF

DSCR

(

2

)

Cut

-

O

ff

Date LTV

(3)

S&P / Fitch

(4)

520 Madison Avenue

Office

1

$475,000,000

15.

7

%

1.74

x

1.74

x

(5)

43.2%

BBB+/BBB+

1211 Avenue of the Americas (A

-

2 Note)

Office

1

275,000,000

9.

1

1.86

1.86

(6)

42.5

(7)

BBB

-

/BBB

-

Extendicare Portfolio (A

-

1 Note)

Healthcare

82

250,000,000

8.

3

3.31

(8

)

2.72

(

9

)

63.7

(10)

AAA/AAA

Reston Town Center (A Note)

Office

1

121,500,000

4.0

2.85

2.85

(11)(12)

31.8

(13)

AAA/AAA

Colony Square

Office

1

116,000,000

3.

8

1.37

1.37

(14)

68.2

NR

Republic P

ortfolio

Office

2

100,000,000

3.

3

1.

38

(15)

1.17

(16)

69

.0

NR

Government Property Advisors Portfolio

Office

38

96,476,0

00

3.

2

1.20

1.20

80.0

NR

Arizona Retail Portfolio

Retail

1

4

86,000,000

2.

8

1.20

1.20

(17)

79.9

NR

Midtown Plaza

Office

1

65,000,000

2.

2

1.40

1.40

(18)

69.1

NR

Martin Resorts

Hotel

5

50,000,000

1.

7

1.

86

(19)

1.57

(20

)

61.2

NR

Total/Weighted Average:

-

146

$1,634,976,000

54

.

1

1.96

x

1.85

x

54.4

%

-

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

___________________________

1.

Cut-Off Date U/W NCF DSCR reflects the U/W NCF DSCR for amortizing and full-term interest only loans and the debt service coverage ratio as of the Cut-Off Date based on interest only payments for mortgage loans that provide for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity.

2.

Calculated based on U/W NCF and debt service constant or interest rate, as applicable.

3.

Calculated based on Cut-Off Date Balance and the related appraised value.

4.

S&P and Fitch have confirmed to us that the ratings in this column reflect an assessment by each such rating agency that, in the context of the inclusion of the subject Mortgage Loan in the Trust, the credit characteristics of that Mortgage Loan are consistent with the obligations that are so rated. Ratings on each Split Mortgage Loan do not reflect the Junior Portion of such Split Mortgage Loan.

5.

Calculated based on in-place U/W NCF and interest-only payments based on interest rate of 5.922989% calculated on an Actual/360 day basis. The U/W NCF DSCR based on the projected U/W NCF is 2.09x.

6.

Calculated based on in-place U/W NCF for the 1211 Avenue of the Americas Mortgage Loan and the 1211 Avenue of the Americas Non-Trust Loan and based on interest-only payments based on an interest rate of 6.41787% calculated on an Actual/360 day basis. The U/W NCF DSCR for the entire 1211 Avenue of the Americas Loan Combination based on the projected U/W NCF is 2.04x.

7.

Based on a loan amount of $675,000,000 that includes the 1211 Avenue of the Americas Mortgage Loan and the 1211 Avenue of the Americas Non-Trust Loan.

8.

Weighted average for the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loan and calculated based on U/W NCF and interest-only payments during first three years based on an interest rate of 6.6525% calculated on an Actual/360 day basis.

9.

Weighted average for the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loan and calculated based on U/W NCF and annual debt constant of 8.2172066% commencing with payment date in December 2009.

10.

Based on a loan amount of $500,000,000 that includes the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loan and calculated based on the aggregate of the appraised values for the 82 properties securing the loan.

11.

Calculated based on in-place U/W NCF and based on interest-only payments based on an interest rate of 5.5005% calculated on an Actual/360 day basis and without regard to the Reston Town Center Non-Trust Loan. The U/W NCF DSCR for the Reston Town Center Mortgage Loan based on the projected U/W NCF and without regard to the Reston Town Center Non-Trust Loan is 3.18x.

12.

The U/W NCF DSCR for the entire Reston Town Center Loan Combination calculated based on interest-only payments based on an interest rate of 5.7105% calculated on an Actual/360 day basis is 1.58x.  The U/W NCF DSCR for the entire Reston Town Center Loan Combination based on the projected U/W NCF is 1.76x.

13.

Based on the Cut-Off Date Balance of the Reston Town Center Mortgage Loan, without regard to the Reston Town Center Non-Trust Loan.  The Cut-Off Date LTV of the entire Reston Town Center Loan Combination is 55.3%.

14.

Calculated based on in-place U/W NCF and based on interest-only payments based on an interest rate of 5.762% calculated on an Actual/360 day basis. The U/W NCF DSCR for the Colony Square Mortgage Loan based on the projected U/W NCF is 1.45x.

15.

Calculated based on U/W NCF and interest-only payments based on the initial interest rate of 6.090% calculated on an Actual/360 day basis.

16.

Calculated based on U/W NCF and annual debt constant of 7.2642% commencing with payment date in November 2013.

17.

U/W NCF includes 28,875 square feet of recently executed leases, the tenants for which leases have not yet taken occupancy. The sponsors have guaranteed the amount of $4,680,456, which represents the loan proceeds allocable to the cash flow differential between the current in-place cash flow, and the projected cash flow including the recently executed leases  The guaranty terminates upon, among other things, such tenants having taken occupancy and commenced paying full unabated rent.  Based on current in-place net cash flow, the DSCR is 1.13x.

18.

Calculated based on in-place U/W NCF and based on interest-only payments based on an interest rate of 5.762% calculated on an Actual/360 day basis. The U/W NCF DSCR for the Midtown Plaza Mortgage Loan based on the projected U/W NCF is 1.49x.

19.

Calculated based on U/W NCF and interest-only payments based on the initial interest rate of 5.956% calculated on an Actual/360 day basis.

20.

Calculated based on U/W NCF and annual debt constant of 7.161% commencing with payment date in March 2010.

Top Ten Loans (cont.)

68

Investor Reporting

Investor Reporting

Updated collateral summary information will be a part of the monthly remittance report in addition to detailed P&I payment and delinquency information. Quarterly NOI and occupancy data, to the extent delivered by the borrowers, will be available to Certificateholders through the Trustee. The following is a list of all the reports that are required to be made available to Certificateholders:

Investor Reporting

69

Name of Report

Description (information provided)

1      Distribution Date Statements

Principal and interest distributions, principal balances

2      Mortgage Loan Status Report

Portfolio stratifications

3      Comparative Financial Status Report

Revenue, NOI, DSCR to the extent available

4      Delinquent Loan Status Report

Listing of delinquent Mortgage Loans

5      Historical Loan Modification & Corrected Mortgage Loan Report

Information on modified Mortgage Loans

6      Historical Liquidation Report

Net liquidation proceeds and realized losses

7      REO Status Report

NOI and value of REO

8      Servicer Watch List

Listing of loans in jeopardy of becoming specially serviced

9      Loan Payoff Notification Report

Listing of loans that have given notice of intent to payoff

Timeline

Timeline

Timeline

Date

Event

Week of November 13, 2006

Structural & Collateral Term Sheets Available /

Preliminary Prospectus Supplement Available

/

Road Shows / Investor Calls / Presale Reports

Available on Rating Agency Websites

Week of

November 20

, 2006

Pricing

Week

of

December 4

, 2006

Closing

70